NOTICE OF ANNUAL SHAREHOLDERS' MEETING

Dear National Penn Shareholder:

On Monday, April 25, 2005, National Penn Bancshares, Inc. will hold its Annual Meeting of Shareholders at the Sheraton Reading Hotel, Route 422 West and Paper Mill Road, Wyomissing, Pennsylvania. The meeting will begin at 4:00 p.m.

Only shareholders who owned stock at the close of business on March 4, 2005 can attend and vote at the meeting or any postponement or adjournment. At the meeting, we will:

1.	Elect four directors;

2.	Consider and act upon a proposal to approve a Long-Term Incentive Compensation Plan; and

3.	Attend to other business, if any, properly presented at the meeting.

Your Board of Directors recommends that you vote in favor of the election of directors, and in favor of approval of the Long-Term Incentive Compensation Plan, as described in this proxy statement.

At the meeting, we also will report on our 2004 business results and other matters of interest to shareholders.

We are enclosing with this proxy statement a copy of our 2004 Annual Report on Form 10-K. The approximate date this proxy statement and card(s) are being mailed is March 28, 2005.

IMPORTANT: This mailing contains an Admission Ticket. FOR SECURITY PURPOSES, YOU WILL NEED THIS ADMISSION TICKET TO ATTEND THE MEETING.

By Order of the Board of Directors

Sandra L. Spayd
Secretary
March 28, 2005

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TABLE OF CONTENTS

Notice of Annual Shareholders’ Meeting
Proxy Statement	1
Proposal 1 - Election of Directors	1
Director Information	2
Corporate Governance	4
Meetings and Attendance	12
Director Compensation	13
Executive Compensation	15
Compensation Committee Report	15
Summary Compensation Table	20
Stock Options	22
Pension Benefits	24
Employment, Change-in-Control and Consulting Agreements	25
Performance Graph	30
Audit Committee Report	31
Stock Ownership	34
Directors and Executive Officers	34
Five Percent Shareholders	36
Other Director and Executive Officer Information	36
Related Party and Similar Transactions	36
Section 16(a) Beneficial Ownership Reporting Compliance	37
Proposal 2 - Long-Term Incentive Compensation Plan	37
Equity Compensation Plan Table	47
Additional Information	48
“Householding” of Proxy Materials and Annual Reports	48
Record Date; Shares Outstanding	48
Quorum	49
Proxies; Right to Revoke	49
Default Voting	49
Voting by Street Name Holders	49
Tabulation of Votes	50
Independent Registered Public Accounting Firm	50
Proxy Solicitation	50
Shareholder Proposals and Nominations	50
Shareholder List	53
Annual Report for 2004	53
Exhibit A - Long-Term Incentive Compensation Plan	A-1

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NATIONAL PENN BANCSHARES, INC.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by National Penn Bancshares, Inc. (“National Penn”), on behalf of the Board of Directors, for the 2005 Annual Meeting of Shareholders. This Proxy Statement and the related proxy form are being distributed on or about March 28, 2005.

You can vote your shares by completing and returning the enclosed written proxy card. You can also vote by telephone, toll-free, or online if you have Internet access. Registered shareholders with addresses outside the United States may not be able to vote by telephone. The Internet and telephone voting facilities for shareholders of record are available 24 hours a day until they close at 4:00 p.m. on April 25, 2005. The Internet and telephone voting procedures are described on the enclosed proxy form and are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or through the Internet, you need not return a proxy card. Whether you vote by proxy card, by telephone or through the Internet, your shares will be voted as you direct.

You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card or by voting over the telephone or the Internet will not affect your right to attend the meeting and vote.

National Penn carried out a five-for-four stock split of its common shares on September 30, 2004. All share and per share information preceding the date of the stock split has been proportionately adjusted in this proxy statement.

PROPOSAL 1 - ELECTION OF DIRECTORS

The first proposal scheduled to be voted on at the meeting is the election of four directors. These directors will serve a three-year term as Class III directors. The Board of Directors has nominated Robert L. Byers, Frederick P. Krott, Patricia L. Langiotti and Kenneth A. Longacre for election as Class III directors. All of these individuals are currently serving as National Penn directors, except Mr. Byers who is a new director nominee.

The Board of Directors recommends a vote “FOR” all its nominees.

The Board has no reason to believe that any nominee will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

Alexander Rankin V, who is currently serving in the class of directors whose terms expire in 2005, will be retiring from the Board effective with the 2005 annual meeting of shareholders.

National Penn's articles of incorporation provide that the Board shall consist of between eight and twenty directors, the exact number of which shall be set by resolution of the Board, and shall be divided into three classes equal or nearly equal in size as is possible. In accordance with these provisions, the Board has set the size of the Board at 13 directors and the size of both Class II and III at four directors and Class I at five directors.

The bylaws permit shareholders to nominate candidates for election as directors. A nomination must be made in compliance with the advance notice and information requirements of the bylaws. National Penn has not received any such notice of a nomination.

In accordance with the bylaws, directors are elected by a plurality of the votes of shares present and entitled to be voted at the meeting. That means the four nominees of the Board will be elected if they receive more affirmative votes than any other nominees.

Director Information

The Board is separated into three classes, each with a three-year term. The terms of the persons nominated as Class III directors will expire in 2008. The terms of the continuing Class II directors expire in 2007, and the terms of the continuing Class I directors expire in 2006.

Below is biographical and other information about the nominees for election as Class III directors, and the continuing Class I and Class II directors, as of March 4, 2005.

Nominees as Class III Directors to serve until 2008:

Robert L. Byers, age 66, is the founder and Chairman of Byers’ Choice, Ltd., a firm specializing in the handcrafting and retailing of Caroler® figurines (Christmas collectibles). Mr. Byers was a director of FirstService Bank, which was acquired by National Penn in 2003. He has been nominated in accordance with provisions of the FirstService Bank acquisition agreement.

Frederick P. Krott, age 58, has been a director since 2001. Mr. Krott is President of Lamm & Witman Funeral Home, Inc. Mr. Krott was first elected a director when National Penn acquired Community Independent Bank, Inc., as provided in the acquisition agreement. He is a member of the Compensation Committee of the Board.

Patricia L. Langiotti, age 58, has been a director since 1986. Ms. Langiotti is President of Creative Management Concepts, a management consulting firm. She is a member of the following Board committees: Audit (Chair), Executive and Nominating/Corporate Governance.

Kenneth A. Longacre, age 71, has been a director since October 2001, and was a director from 1990 through 2000. Mr. Longacre is Chairman of Farm & Home Oil Company. He is a member of the following Board committees: Compensation, Executive and Nominating/Corporate Governance (Chair).

Continuing Class I directors to serve until 2006:

John H. Body, age 71, has been a director since 1981. Mr. Body, who is retired, is the former Manager, General Services of Air Products and Chemicals, Inc. He is a member of the following Board committees: Executive, Compensation and Nominating/Corporate Governance.

J. Ralph Borneman, Jr., age 66, has been a director since 1988. Mr. Borneman is President of Body-Borneman Insurance & Financial Services, LLC., an insurance agency. Mr. Borneman is also a member of the boards of directors of Erie Indemnity Co. and Erie Family Life Insurance Co. He is a member of the following Board committees: Compensation (Chair), Executive and Nominating/Corporate Governance.

George C. Mason, age 70, has been a director since June 2004. He is a Consultant to National Penn. He is the retired Chairman of Peoples First, Inc. and its subsidiary, The Peoples Bank of Oxford, companies which National Penn acquired in June 2004. He was initially elected a director in accordance with the provisions of the Peoples First acquisition agreement. He is a member of the Executive Committee of the Board.

Glenn E. Moyer, age 53, has been a director since 2002. Mr. Moyer has been President of National Penn and Chief Executive Officer of National Penn Bank since December 2003, and was Executive Vice President of National Penn since April 2001 and President and Chief Operating Officer of National Penn Bank since January 2001.

He was Executive Vice President and Chief Lending Officer of National Penn Bank and President of National Penn Bank's Elverson Division from January 1999 to January 2001. He is a member of the Executive Committee of the Board.

Robert E. Rigg, age 52, has been a director since 1999. Mr. Rigg is the President of Rigg Darlington Group Inc., an insurance agency. Mr. Rigg was first elected a director when National Penn acquired Elverson National Bank, as provided in the acquisition agreement. He is a member of the following Board committees: Audit and Nominating/Corporate Governance.

Continuing Class II directors to serve until 2007:

Fred D. Hafer, age 63, has been a director since 2003 and a director of National Penn Bank since 2002. He is the retired Chairman of FirstEnergy Corporation, having retired in 2001. He was formerly Chairman, President and Chief Executive Officer of GPU Corporation. He is a member of the following Board committees: Audit and Compensation.

C. Robert Roth, age 57, has been a director since 1990. Mr. Roth is a Bucks County Magisterial District Justice. He is a member of the following Board committees: Audit and Executive.

Wayne R. Weidner, age 62, has been a director since 1985. Mr. Weidner is Chairman and Chief Executive Officer of National Penn, and was Chairman, President and Chief Executive Officer of National Penn from January 2002 until December 2003. He was President and Chief Executive Officer of National Penn in 2001, and President from 1998 to 2000. He is also Chairman of National Penn Bank. He is Chairman of the Executive Committee of the Board.

Donald P. Worthington, age 61, became a director on March 1, 2004. He is Executive Vice President of National Penn Bank and Chairman of the Bank's FirstService Division. He served as President of the FirstService Division from February 2003 until March 2004. Prior to that, he was Executive Vice President of FirstService Bank. He was initially elected a director in accordance with the provisions of the FirstService Bank acquisition agreement.

Corporate Governance

National Penn's governing body is its Board of Directors. The Board is elected by the shareholders to direct and oversee National Penn's management in the long-term interests of shareholders.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that, together with National Penn's articles of incorporation, bylaws, and the charters of Board committees, provide a framework for the governance of National Penn. The Guidelines are intended to assist the Board in the exercise of its responsibilities. As the operation of the Board is a dynamic process, these Guidelines are reviewed periodically and are changed by the Board from time to time as deemed appropriate. National Penn's Corporate Guidelines are available on National Penn's website, www.nationalpennbancshares.com. To access the guidelines, select “Investor Relations” and then “Governance Documents.”

Director Independence

Under the Nasdaq Stock Market’s Marketplace Rules, a Nasdaq-listed company's board of directors must be comprised of a majority of independent directors. The Board has determined that each of Messrs. Body, Borneman, Hafer, Krott, Longacre, Rankin, Rigg, Roth and Ms. Langiotti is, and Mr. Byers will be, an independent director, as defined in the Nasdaq Stock Market Marketplace Rules. Specifically, the Board determined that none of these persons has any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a National Penn director. In that regard, none of these persons is a person who:

•	Is, or during the past three years was, employed by National Penn or by any subsidiary of National Penn;

•
Accepted, or who has a relative by blood, marriage or adoption or who has the same residence as such director (a “Family Member”) who accepted, any payments from National Penn or any subsidiary of National Penn in excess of $60,000 during any period of twelve consecutive months within the past three years, other than:

•	Compensation for board or committee service as a director of National Penn or a National Penn subsidiary;

•	Payments arising solely from investments in National Penn's securities;

•	Payments to a Family Member who is a non-executive employee of National Penn or a National Penn subsidiary;

•	Benefits under a tax-qualified retirement plan or non-discretionary compensation;

•
Loans or payments from a financial institution, provided such loans or payments were made in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable transactions with the general public, and in the case of loans did not present more than a normal degree of risk or other unfavorable factors, and were not otherwise subject to the public disclosure requirements of the Securities and Exchange Commission; or

•	Loans permitted by Section 13(k) of the Securities Exchange Act of 1934, including loans from a financial institution permitted by Federal Reserve Board Regulation O.

•	Has a Family Member who is, or during the past three years was, employed by National Penn or by any subsidiary of National Penn as an executive officer;

•
Is or has a Family Member who is a partner in, or a controlling shareholder or an executive officer of, any organization to which National Penn made, or from which National Penn received, payments that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, in fiscal year 2004 or any of the past three fiscal years, other than:

•	Payment arising solely from investments in National Penn’s securities; or

•	Payments under non-discretionary charitable contribution matching programs.

•
Is or has a Family Member who is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of National Penn serve on the compensation committee of such other entity;

•	Is or has a Family Member who is a partner in National Penn's independent auditors; or

•	Was or has a Family Member who was a partner or employee of National Penn’s independent registered public accounting firm who worked on National Penn’s audit during any of the past three years.

A majority of Board members are independent directors as defined above, and as defined by the Securities and Exchange Commission and other regulatory authorities. The independent directors periodically meet in executive session without management present.

Board Membership Criteria

Each member of the Board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, maturity and high performance standards. Candidates for membership on the Board are selected for their character, judgment, business experience and acumen. Board members are expected to devote the time and effort necessary to be productive members of the Board, which includes learning the business of National Penn and the Board, actively participating in Board meetings, and attending meetings of the Board and its committees.

Each non-employee director is also expected to, and currently does, meet National Penn's stock ownership guidelines, which provide for ownership of National Penn stock worth at least three times the annual retainer.

Board Committees

The Board maintains four standing committees: Executive, Audit, Compensation and Nominating/Corporate Governance. Each committee operates under its own separate charter which is approved by the Board. These charters are available on National Penn's website. To access these items, log on to National Penn's website, www.nationalpennbancshares.com, and select “Investor Relations” and then “Governance Documents.”

Executive Committee. The Executive Committee is authorized to act on behalf of the Board during intervals between meetings of the Board. The Executive Committee can respond quickly to time-sensitive business and legal matters when they arise.

Audit Committee. National Penn's Audit Committee is currently comprised of five directors, all of whom are independent as described above. In addition to the above Nasdaq independence requirements, the SEC has issued heightened independence standards pursuant to the Sarbanes-Oxley Act of 2002 that apply to audit committee members. These standards provide that a member of a Nasdaq-listed company's audit committee may not, in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

•	Accept directly or indirectly any consulting, advisory or other compensatory fee from National Penn or any subsidiary of National Penn, except for certain retirement benefits; or

•	Be an “affiliated person” of National Penn or any subsidiary of National Penn, as defined by SEC rules.

Each of the members of National Penn's audit committee meets these heightened independence standards.

The SEC and Nasdaq also have requirements regarding financial expertise and sophistication. The Board has determined that Patricia L. Langiotti, President of Creative Management Concepts, and Fred D. Hafer, retired Chairman of FirstEnergy Corporation and formerly Chairman, President and Chief Executive Officer of GPU Corporation, each meet the SEC's definition of “audit committee financial expert” and are “financially sophisticated” under Nasdaq-listed company audit committee rules.

The Audit Committee's duties include:

•	Appointing, approving compensation for, and providing oversight of, National Penn's independent registered public accounting firm;

•	Approving all audit and non-audit services to be performed by the independent registered public accounting firm;

•	Reviewing the scope and results of the audit plans of the independent registered public accounting firm and internal auditors;

•	Overseeing the scope and adequacy of internal accounting control and record-keeping systems;

•	Reviewing the objectivity, effectiveness and resources of the internal audit function;

•	Conferring independently with, and reviewing various reports generated by, the independent registered public accounting firm;

•	Resolving any disagreements between management and the independent registered public accounting firm; and

•
Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

A more comprehensive description of the duties and responsibilities may be found in the Audit Committee Charter, which may be accessed on National Penn's website, www.nationalpennbancshares.com, by selecting “Investor Relations” and then “Governance Documents.”

Compensation Committee. National Penn's Compensation Committee generally reviews, approves and reports to the Board on compensation and related programs and plans. The Compensation Committee is currently comprised of five directors, all of whom are independent, as described under “Director Independence.” The Compensation Committee's duties include:

•
Recommending compensation to the Board of Directors (meeting in Executive Session with only independent directors present) for National Penn’s Chairman and Chief Executive Officer and National Penn’s President;

•	Determining compensation for, and approving promotions of, other executive officers;

•
Reviewing the annual performance objectives of National Penn’s Chief Executive Officer and, with input from the other independent directors, annually evaluating the performance of the Chief Executive Officer;

•	Establishing compensation policies for National Penn's directors, officers and employees generally; and

•	Administering National Penn's stock-based compensation plans and employee benefit plans.

The Compensation Committee charter may be accessed on National Penn's website, www.nationalpennbancshares.com, by selecting “Investor Relations” and then “Governance Documents.”

Nominating/Corporate Governance Committee. National Penn's Nominating/Corporate Governance Committee identifies and recommends nominees for election to the Board, and oversees matters of corporate governance processes, including Board performance. The Nominating/Corporate Governance Committee is comprised of five directors, each of whom is independent as described under “Director Independence.”

The Nominating/Corporate Governance Committee's duties specifically include:

•	Screening and recommending candidates as nominees for election to the Board (see also “Consideration of Director Nominees” below);

•	Evaluating Board performance—over-all, and individually by director;

•	Overseeing the training and orientation of directors;

•	Reviewing corporate policies such as Code of Conduct, stock ownership of directors and management, insider trading and director attendance; and

•	Ensuring an appropriate structure for management succession and development.

The Nominating/Corporate Governance Committee charter may be accessed on National Penn's website, www.nationalpennbancshares.com, by selecting “Investor Relations” and then “Governance Documents.”

Consideration of Director Nominees

The Nominating/Corporate Governance Committee selects individuals for nomination to the Board based on the “Board Membership Criteria.” In selecting members, the Board endeavors to establish director diversity and the following areas of core competency on the Board as a whole:

•	Accounting and finance;
•	Business judgment;
•	Management;
•	Crisis response;
•	Industry knowledge;
•	International markets;
•	Leadership;
•	Strategic vision;
•	Safety and environmental;
•	Marketing;
•	Human resources.

The Nominating/Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of new Board members in the context of the current makeup of the Board.

The Nominating/Corporate Governance Committee utilizes a systematic process for nominating individuals for election as directors of National Penn. This process is as follows:

•	The Nominating/Corporate Governance Committee identifies, recruits and recommends candidates to fill positions on the Board.

•	Candidates may come to the attention of the Nominating/Corporate Governance Committee through current Board members, management, professional search firms, shareholders or other persons.

•
The Nominating/Corporate Governance Committee considers qualified candidates for director suggested by shareholders. Shareholders who wish to suggest candidates as nominees should write to National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, PA 19512 (Attention: Corporate Secretary), stating in detail the qualifications of the persons they recommend. The Nominating/Corporate Governance Committee evaluates possible nominees for director utilizing the above “Board Membership Criteria”, without regard to the source of the recommendation

•
The Nominating/Corporate Governance Committee has the authority to conduct any investigation appropriate to fulfilling its duties, and has the ability and funding to retain legal, accounting or other consultants or experts it deems necessary in the performance of its duties, including a professional search firm. The Nominating/Corporate Governance Committee has the authority to approve any search firm's fees and other terms of its retention.

•	The Nominating/Corporate Governance Committee conducts the appropriate and necessary inquiries into the backgrounds and qualifications of these candidates.

•
When the Nominating/Corporate Governance Committee tentatively approves a nomination for recommendation to the Board, the Chairman of the Committee discusses with the candidate the proposed nomination to determine if the individual wishes to accept the nomination if made by the Board or if there is any reason why the Board should not proceed with the nomination.

•	The Nominating/Corporate Governance Committee recommends director nominees for approval by the Board and the shareholders, including whether to fill a new position or vacancy.

•
The Nominating/Corporate Governance Committee presents all the recommendations to the Board with as much information as can be gathered about the recommended candidates, including information from publicly available sources and from third parties.

•	The Board then reviews the recommendations and the accompanying information, and acts upon the nomination.

•	The Board then formally acts on the nomination.

Code of Conduct

National Penn has adopted a Code of Conduct that addresses, among other things, ethical conduct, conflicts of interest, integrity of financial reports, legal compliance and the reporting of violations. The Code applies to all directors, officers and employees. All directors, officers and employees are required annually to affirm their acceptance of, and compliance with, the Code of Conduct. The Code of Conduct may be accessed on National Penn's website, www.nationalpennbancshares.com, by selecting “Investor Relations” and then “Governance Documents.”

Contacting the Board of Directors

The Board welcomes communications from shareholders and has adopted a procedure for receiving and addressing them. Shareholders may write to either the entire Board or to individual directors. To do so, you should send your communication to National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, PA 19512 (Attention: Corporate Secretary). Likewise, e-mail communications should be addressed to the Corporate Secretary at slspayd@natpennbank.com. The Corporate Secretary does not screen letters or e-mails for content, but will forward a letter or e-mail to an individual director or Board committee as the Corporate Secretary feels appropriate if no specific direction is provided.

Meetings and Attendance

In 2004, the full Board met twelve times, the Audit Committee met nine times, the Compensation Committee met six times, the Executive Committee met once, and the Nominating/Corporate Governance Committee met twice.

All directors attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served.

National Penn directors are expected to attend annual meetings of shareholders and, barring unforeseen circumstances, generally do so. Last year's annual meeting was attended by all thirteen of the current National Penn directors.

Director Compensation

Messrs. Weidner, Moyer and Worthington are the only directors who are also National Penn employees. National Penn does not pay them any additional compensation for serving as directors of National Penn or any subsidiary.

Annual Retainer and Per-Meeting Fees. National Penn pays each non-employee director an annual retainer fee and committee meeting fees for serving as a director. Various National Penn subsidiaries or divisions also pay directors’ fees to non-employee directors serving on their boards.

Annual Retainer. The annual retainer fee is $10,000, except that the annual retainer fee for the Chairs of the Compensation and Nominating/Corporate Governance Committees is $12,500, the annual retainer fee for the Executive Committee Chair (if other than a management director) is $12,500, and the annual retainer fee for the Audit Committee Chair is $15,000.

Per-Meeting and Other Fees. Committee meeting fees are $500, except they are $250 if the meeting is attended by telephone conference call. Audit committee meeting fees are $750 or $375 if the meeting is attended by telephone conference call. The Audit Committee Chair receives a $250 fee per telephone meeting with National Penn's management and independent registered public accounting firm. Audit Committee members who attend another Board or management committee meeting in connection with their Audit Committee duties are paid a $750 committee meeting fee for each such meeting attended.

Each non-employee director, except Mr. Mason, is also a director of National Penn Bank. In 2004, National Penn Bank transitioned from holding regular monthly Board meetings to regular Board meetings on a quarterly basis. In connection with this change, National Penn Bank now pays each of these directors a fee of $3,000 per Bank Board meeting attended. Bank Board Executive Credit Committee fees are $350 per meeting attended.

Certain non-employee directors also serve as directors of various National Penn subsidiaries or divisions and receive directors’ fees for such services, as follows:

•	Mr. Hafer is also a non-employee director of National Penn Leasing Company and receives $500 for each National Penn Leasing Company Board meeting attended.

•	Mr. Krott is also a non-employee member of National Penn Bank's Berks Divisional Board, and in accordance with the acquisition agreement relating to the Community Independent Bank acquisition, receives $600 for each Divisional Board meeting attended.

•
Ms. Langiotti is also a non-employee director of National Penn Mortgage Company (f/k/a Penn 1st Financial Services, Inc.) and receives $500 for each National Penn Mortgage Company Board meeting attended.

•
Mr. Longacre is also a non-employee director of Investors Trust Company and receives $500 for each Investors Trust Company Board meeting attended. During 2004, Mr. Longacre was also a non-employee director of Penn Securities, Inc. and received $500 for each Penn Securities Board meeting attended. Mr. Longacre is also a non-employee member of National Penn Bank's FirstService Divisional Board and receives $250 for each Divisional Board meeting attended.

•
Mr. Rankin is also a non-employee member of National Penn Bank's FirstService Divisional Board, and in accordance with the acquisition agreement relating to the FirstService Bank acquisition, he receives a quarterly retainer of $3,375.

•
Mr. Mason is also a non-employee director of Investors Trust Company and receives $500 for each Investors Trust Company Board meeting attended. Mr. Mason is also a non-employee member of National Penn Bank's Peoples Bank of Oxford Divisional Board, and in accordance with the acquisition agreement relating to the Peoples First, Inc. acquisition, he receives $5,000 semi-annually for service on this Divisional Board.

Non-employee directors are also paid $500 per day for attendance at National Penn-approved director education programs. Non-employee directors are also reimbursed for travel expenses incurred in connection with attendance at Board or Committee meetings, as provided in the Board’s reimbursement policy.

Directors' Fee Plan. Each non-employee director may elect to receive his or her directors' fees in cash or National Penn common shares. If the director wishes, the payment may be deferred to a later time. During 2004, National Penn directors accrued a total of $335,325 in directors' fees. Of this amount, $174,750 was paid in cash or stock, $10,500 was deferred and will be paid in cash, and $150,075 was deferred and will be paid in stock.

Stock Option Plan. Under a ten-year plan adopted in 1995, National Penn granted each non-employee director stock options for National Penn common stock on the first business day of each year through the year 2004. Due to the effect of stock splits and stock dividends, the number of shares covered by such options increased from 500 in 1995 to 1,436 in 2004. The exercise price of these options is equal to the fair market value of the stock on the date of grant. The options become exercisable two years from the date of grant, subject to acceleration if a change of control of National

Penn occurs or is attempted. The options expire ten years from the date of grant. This plan expired in January 2004, and no further stock option grants can be made under the plan.

For information on National Penn’s proposed new long-term incentive compensation plan for directors and employees, including stock options that may be granted to non-employee directors in 2005, see “Proposal 2 - Long-Term Incentive Compensation Plan” at page 37 of this Proxy Statement.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of National Penn's Board of Directors, comprised of five independent directors, generally establishes the compensation levels of National Penn's executive officers. In the case of National Penn’s two most senior executive officers, Wayne R. Weidner (Chairman and Chief Executive Officer) and Glenn E. Moyer (President), the Compensation Committee’s decisions on compensation (except for stock option grants) are recommendations to the Board of Directors. The Board then considers and acts on these recommendations in Executive Session with only independent directors present.

Compensation Philosophy and Strategy. The overall compensation philosophy and strategy is to administer a competitive total compensation program that recognizes team and individual accomplishments. National Penn's compensation program has three components:

•	Base salary;

•	Annual incentive compensation; and

•	Long-term incentive compensation.

Annual and long-term incentive compensation constitutes a significant portion of overall compensation for executive management. The Committee feels that this approach is essential in fostering a strong commitment to long-term growth in shareholder value.

The Company has grown significantly in size in recent years, due to mergers and acquisitions, new ventures and internal growth. Given this growth, the Company is now emphasizing team concepts to improve its overall relationships with its entire client base. This is reflected in the increased team and group emphasis in the Company’s incentive plan structure.

The three components of executive compensation are discussed separately below.

Base Salary. The Committee reviews base salaries of executive officers annually, considering:

•	Job scope and responsibilities;

•	Corporate, unit and individual performance; and

•	Salary rates for similar positions at other companies.

The Committee generally targets base salaries for executive management in the range of (but toward the lower end of) median salary levels of comparable level executives at similarly sized regional financial services companies in the mid-Atlantic area. The Committee’s salary decisions are generally not tied to any specific financial performance factors. Although salary decisions are made independently of decisions on other components of compensation, they are made in the context of overall compensation.

In December 2003, the Committee met to consider executive officer salaries for 2004. The Committee reviewed an independent salary study of mid-Atlantic regional financial services companies, broken down by asset size, including data on chief executive officer compensation. These companies are more comparable to National Penn than the companies in the Nasdaq Bank Stock Index included in the graph on page 30, as that index includes larger companies throughout the United States. The Committee also reviewed Mr. Weidner’s performance evaluation just completed by the Board of Directors (with favorable conclusions). At the same time, the Committee conferred with its outside compensation consultant. The Committee then approved a base salary for Mr. Weidner of $375,000 for 2004. This was a 5.6% increase over his 2003 salary level, and in the range of median salary levels of the chief executive officers of the companies covered by the study. This action was reviewed and approved by the Board of Directors (meeting in Executive Session with only independent directors present) later in December 2003.

Annual Incentive Compensation. Superior growth and performance in the short-term is rewarded with annual incentive compensation paid under National Penn’s Executive Incentive Compensation Plan. This compensation tool is designed to motivate Plan participants to accomplish and improve on-going operating results. All performance measures are identifiable, support overall business objectives, and may have both qualitative and quantitative parameters. Additionally, the level of awards is structured to be competitive with peer organizations.

Each year in advance, the Committee selects the persons who are to participate in the Executive Incentive Plan, and establishes National Penn’s financial performance goals and an award schedule for the ensuing year.

In January 2004, the Committee selected 30 persons, including Messrs. Weidner and Moyer and the other executive officers identified in this Proxy Statement as the “Named Executive Officers”, to participate in the Plan in 2004, and established National Penn’s financial performance goals for 2004 utilizing earnings per share as the primary corporate measure. 2004 performance goal levels included “Threshold” (below which no award would be paid), “Market Target,” “NPB Target,” and “Optimum”. The Committee established award levels for each category of Plan participants using various percentage amounts of base salary at the various 2004 earnings per share target levels. For Messrs. Weidner and Moyer, the Committee set the award level at 40% of base salary if the “Market Target” performance goal was met, and 50% of base salary if the “NPB Target” performance goal was met.

After year-end, the Committee determines the extent to which the financial performance goals have been met. If National Penn does not meet the Threshold goal, no incentive awards are made. Awards for performance between Threshold and Market Target, Market Target and NPB Target, or NPB Target and Optimum are interpolated. Performance above Optimum is interpolated at half the rate of award increase between NPB Target and Optimum.

The Plan also provides for discretionary additional annual incentive awards, based on individual performance. Such an award may not exceed 20% of the participant’s base salary. In the case of Messrs. Weidner and Moyer, such an award may not exceed 20% of their cash award based on National Penn’s financial performance.

Each year, the Compensation Committee determines, in advance, the matching amount, if any, of the cash incentive awards that will be subject to mandatory deferral and the risk of forfeiture for five years. For Plan year 2004, the Committee set this additional amount at one-third of the cash incentive award. At the end of five years, if the participant is still employed, has retired at age 60 or later, or has died, the participant (or his or her designated beneficiary) becomes entitled to the deferred incentive award plus interest, together with a 100% matching contribution from National Penn. Interest accrues on the mandatory deferral at a money market rate, adjusted quarterly. The participant forfeits the deferred incentive award if the requirements for a matching contribution are not satisfied. If there is a change-in-control of National Penn, each participant becomes entitled to an amount equal to all incentive awards still deferred under the Plan plus interest, together with a matching contribution from National Penn. On the date of the change-in-control, the Plan terminates and all amounts are to be paid out within 30 days.

In February 2005, the Committee met to determine incentive awards under the Executive Incentive Plan based on National Penn’s financial performance for 2004. In 2004 National Penn earned $1.44 per share. These earnings were between the Market

Target ($1.36 per share) and the NPB Target ($1.50 to $1.54 per share). Accordingly, the Committee applied the interpolation provisions of the Plan to determine cash incentive awards for 2004 Plan participants. For Messrs. Weidner and Moyer, the Committee recommended, and the Board of Directors (meeting in Executive Session with only independent directors present) approved, cash incentive awards of $171,414 and $137,129, respectively. Under the Plan’s mandatory deferral provision, Messrs. Weidner and Moyer also received deferred incentive awards of $57,138 and $45,710, respectively. The Committee did not award any discretionary additional incentive awards to either Mr. Weidner or Mr. Moyer or any of the other Named Executive Officers.

Long-Term Incentive Compensation. The Committee believes that ownership of National Penn stock by executives who play significant roles in the success of National Penn is a key to building long-term shareholder value. To that end, equity-based incentive compensation is an effective compensation tool. While the Committee encourages executives to retain stock acquired by the exercise of options, the Committee recognizes that personal circumstances often lead executives to sell some or all of the stock acquired in any given exercise of options. National Penn utilizes stock ownership guidelines, based on percentage of annual salary at various executive officer levels, to encourage stock ownership instead of stock option retention rules.

Currently, the Committee grants stock options annually to executive officers and others under a stock compensation plan approved by shareholders in 1997. Under the 1997 plan, options have an exercise price equal to the stock's fair market value on the date of grant and vest (become exercisable) in 20% increments over a five-year period. If an optionee's employment ends other than upon death or retirement at age 60 or later, non-vested options terminate. If there is a change-in-control of National Penn, all non-vested options vest immediately. If shareholders approve the Long-Term Incentive Compensation Plan (Proposal Two) to be considered at the annual meeting, it will replace the 1997 plan and no options will be granted in the future under the 1997 plan.

In determining the number of options to be granted in 2004 to executive officers and others, the Committee considered:

•	The number of options previously granted and outstanding;

•	Vesting requirements;

•	The number of shares outstanding;

•	National Penn's financial performance; and

•	Competitive peer marketplace data.

Based on the foregoing criteria, the Committee using its best judgment granted executive officers and others non-qualified stock options for a total of 357,250 shares or 1.04% of National Penn's shares outstanding at December 31, 2004, including stock options for 47,000 shares granted to Mr. Weidner.

Tax Law. Under the federal income tax law, compensation to executives of public companies in excess of $1 million per year is not deductible for income tax purposes if it is not "performance-based." The Committee continues to monitor this situation. To the extent the Committee develops new executive compensation programs, it intends to structure them so that compensation will be deemed "performance-based" under this income tax law. The Long-Term Incentive Compensation Plan (Proposal 2) to be considered by shareholders at the annual meeting is intended to comply with these “performance-based” requirements.

J. Ralph Borneman, Jr., Chairman
John H. Body	Fred D. Hafer
Frederick P. Krott	Kenneth A. Longacre

Summary Compensation

The following table summarizes the total compensation, for each of the last three years, for Mr. Weidner, National Penn's chief executive officer during 2004, and the four other most highly compensated persons who were serving as executive officers at the end of 2004. These individuals are referred to in this Proxy Statement as the "Named Executive Officers."

					Long-Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary(1) ($)	Bonus (2) ($)	Other Annual Compensation (3) ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (4) (#)	LTIP Payouts ($)	All Other Compensation ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Wayne R. Weidner	2004	$387,003	$228,552	0	0	47,000	0	$59,363	(5)
Chairman and Chief	2003	378,688	239,167	0	0	57,675	0	56,664
Executive Officer	2002	303,397	197,201	0	0	57,881	0	51,543

Glenn E. Moyer	2004	310,937	182,839	0	0	35,000	0	8,643	(5)
President; also	2003	303,991	191,833	0	0	43,263	0	7,554
President and Chief	2002	235,181	152,398	0	0	43,411	0	6,392
Executive Officer of National Penn Bank

Bruce G. Kilroy	2004	182,050	72,588	0	0	10,000	0	28,932	(5)
Group Executive Vice	2003	180,137	80,455	0	0	11,875	0	22,769
President	2002	164,371	75,788	0	0	11,714	0	6,084

Paul W. McGloin	2004	178,227	71,528	0	0	10,000	0	7,384	(5)
Group Executive Vice	2003	172,700	77,167	0	0	11,875	0	7,259
President	2002	156,370	72,404	0	0	11,714	0	5,370

Sharon L. Weaver	2004	174,658	70,932	0	0	10,000	0	23,789	(5)
Group Executive Vice	2003	172,273	78,824	0	0	11,875	0	22,304
President	2002	155,283	74,154	0	0	11,714	0	18,874
___________
(1)	Includes automobile and telephone allowances furnished by National Penn to facilitate job performance. These are included in income because they have an inherent personal use component.

(2)
Includes mandatory deferral of total award under National Penn’s Executive Incentive Plan. Mandatory deferral percentage amounts, if any, are determined annually, in advance of the Plan year, by the Compensation Committee of the Board of Directors. Interest accrues on the mandatory deferral at a money market rate, adjusted quarterly (in fourth quarter 2004, the rate was 1.37%). The mandatory deferral plus interest is forfeited if the employee voluntarily terminates employment before age 60. If no forfeiture occurs, the mandatory deferral plus accrued interest is payable after five years, together with a 100% matching contribution. When paid, the matching contribution is reported in the Proxy Statement for that year in the Summary Compensation Table in the column headed “All

Other Compensation”.

(3)
National Penn provides country club memberships to various executive officers in connection with their job duties. National Penn pays the required membership dues. Each executive officer reimburses National Penn for any personal use of his or her membership. National Penn reimburses employees, including executive officers, for normal business expenses incurred, in accordance with National Penn company policy.

(4)	Stock option grants for 2003 and 2002 are adjusted for subsequent stock dividends and stock splits, as provided in the stock compensation plan.

(5)	Includes:

(a)
50% matching contributions (up to the first 7% of base salary) by National Penn in 2004 under the Capital Accumulation Plan (a 401(k) plan) ($8,000 for Mr. Weidner, $8,000 for Mr. Moyer, $6,493 for Mr. Kilroy, $6,287 for Mr. McGloin, and $6,209 for Ms. Weaver);

(b)
National Penn's matching contribution with respect to mandatory deferral amounts awarded in 1999 under National Penn's Executive Incentive Plan and paid in 2004 in accordance with the Plan ($48,150 for Mr. Weidner, $22,010 for Mr. Kilroy, and $17,244 for Ms. Weaver).

(c)	Imputed value of life insurance benefits ($1,701 for Mr. Weidner, $643 for Mr. Moyer, $429 for Mr. Kilroy, $1,097 for Mr. McGloin, and $336 for Ms. Weaver); and

(d)	Long-term disability insurance premiums of $1,512 for Mr. Weidner.

Stock Options

The following table shows certain information about the stock option awards that were made to the Named Executive Officers during 2004.

Stock Option Grants in 2004

	Individual Grants				Grant Date Value
Name	Number of Securities Underlying Options Granted(1) (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price(2) ($/Share)	Expiration Date(3)	Grant Date Present Value Based on Black-Scholes Model(4) ($)
(a)	(b)	(c)	(d)	(e)	(f)

Wayne R. Weidner	47,000	13.16%	$28.50	1/2/2015	$333,700

Glenn E. Moyer	35,000	9.80%	28.50	1/2/2015	248,500

Bruce G. Kilroy	10,000	2.80%	28.50	1/2/2015	71,000

Paul W. McGloin	10,000	2.80%	28.50	1/2/2015	71,000

Sharon L. Weaver	10,000	2.80%	28.50	1/2/2015	71,000
_______________
(1)
Each option becomes exercisable, if the holder remains an employee after the grant date, as follows: 20% per year on the first through fifth anniversary dates of the grant. All amounts represent stock options; National Penn's current stock compensation plans do not provide for the issuance of stock appreciation rights.

(2)
National Penn's stock compensation plans provide that all options must be granted with an exercise price equal to the fair market value (as defined in the plans) of the stock on the date of grant. The exercise price for an option must be paid in cash; an optionee exercising a non-qualified stock option may elect to surrender a percentage of the shares otherwise issuable to cover any required withholding taxes upon compliance with detailed procedural rules set forth in the plans.

(3)
If employment terminates other than for retirement at age 60 or later or death, or for "cause," the non-vested portion of any option will lapse immediately and the unexercised vested portion of any option will lapse no later than three months after termination of employment. If employment terminates upon retirement at age 60 or later or death, the nonvested portion of any option will vest immediately and the option, to the extent remaining unexercised, will lapse no later than five years after termination of employment. If employment terminates for "cause," all unexercised options lapse immediately.

(4)
Based upon the Black-Scholes option valuation model, which estimates the present dollar value of National Penn's common stock options to be $7.10 per share under option. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model include: (a) an expected volatility of 26.0%; (b) a risk-free rate of return of 4.18%, which approximates the 6-year, 6-month zero-coupon Treasury bond rate; (c) National Penn's average common shares dividend yield of 3.2% on the grant date; (d) an expected term of 6.5 years; and (e) an expected turnover of 5.0%.

The following table shows certain information about option exercises during 2004 by the Named Executive Officers and the value of their unexercised options as of December 31, 2004.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option/SAR Values

Number of Securities Underlying Unexercised Options/SARs At FY-End	Value of Unexercised In the Money Options/SARs At FY-END(2)

Name	Shares Acquired On Exercise	Value Realized(1)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

Wayne R. Weidner	79,713	$1,249,173	420,958	161,376	$5,137,244	$756,004

Glenn E. Moyer	11,585	214,116	107,090	112,835	1,261,880	468,348

Bruce G. Kilroy	3,220	26,642	44,728	33,308	438,862	153,430

Paul W. McGloin	0	0	11,318	29,369	87,891	105,449

Sharon L. Weaver	2,493	33,032	71,318	33,308	827,198	153,430

_______________
(1)	Represents the total market value of the underlying common shares on the date of exercise minus the total exercise price for the options exercised.

(2)
“In-the-Money Options” are stock options where the market value of the underlying common shares exceeded the exercise price at December 31, 2004. The value of such options is determined by subtracting the total exercise price for such options from the total fair market value of the underlying common shares on December 31, 2004.

Pension Benefits

National Penn has a non-contributory, defined benefit Pension Plan generally covering employees who have reached 20 1/2 years of age and completed 1,000 hours of service with National Penn.

The following table shows the annual retirement benefits payable under the plan in the form of a straight life annuity for a range of compensation and years of service classifications. The amounts shown in the table are based on an employee who is presently age 65 and has had a constant salary for the past five years. The amounts are not subject to offset for social security or other amounts.

As of December 31, 2004, Messrs. Weidner, Moyer, Kilroy, McGloin and Ms. Weaver were credited with 42, 6, 7, 3 and 26 years of service under the plan, respectively, for benefit calculation purposes.

				Years of Service
Salary		15	20	25	30	35

$ 75,000		$14,400	$19,200	$24,000	$28,800	$33,600
100,000		20,775	27,700	34,625	41,550	48,475
125,000		27,150	36,200	45,250	54,300	63,350
150,000		33,525	44,700	55,875	67,050	78,225
175,000		39,900	53,200	66,500	79,800	93,100
200,000	(1)	46,275	61,700	77,125	92,550	107,975
225,000	(1)	46,530	62,040	77,550	93,060	108,570
250,000	(1)	46,530	62,040	77,550	93,060	108,570
275,000	(1)	46,530	62,040	77,550	93,060	108,570
300,000	(1)	46,530	62,040	77,550	93,060	108,570
325,000	(1)	46,530	62,040	77,550	93,060	108,570
350,000	(1)	46,530	62,040	77,550	93,060	108,570
375,000	(1)	46,530	62,040	77,550	93,060	108,570
400,000	(1)	46,530	62,040	77,550	93,060	108,570
_________

(1)
Salary in excess of $200,000 is disregarded in determining a participant's retirement benefit. The 2004 compensation covered by the plan (all salary) for Messrs. Weidner, Moyer, Kilroy, McGloin and Ms. Weaver was $200,000, $200,000, $188,779, $184,639 and $181,253, respectively.

National Penn is also contractually obligated to provide Messrs. Weidner, and Moyer with additional retirement benefits for a specified time period. See "Employment, Change-in-Control and Consulting Agreements."

Employment, Change-in-Control and Consulting Agreements

Wayne R. Weidner. Wayne R. Weidner, Chairman and Chief Executive Officer of National Penn and Chairman of National Penn Bank has an employment agreement with National Penn and National Penn Bank. This January 2003 agreement supersedes a 1989 agreement that provided Mr. Weidner with a supplemental retirement benefit and a "change-in-control" benefit.

The current agreement provides for Mr. Weidner to continue service in his current executive positions. The current term of the agreement is three years--from January 22, 2004 through January 21, 2007. Mr. Weidner reaches age 63 on April 1, 2005. Under the terms of the agreement, there will be no further extensions of its term.

Mr. Weidner's annual base compensation under the agreement is $393,750, effective January 1, 2005. Mr. Weidner is eligible for annual merit salary increases and awards of stock options, and he is entitled to participate in National Penn's Executive Incentive Plan and to receive certain fringe benefits.

The current agreement also provides Mr. Weidner with a supplemental retirement benefit, namely, a retirement annuity for 15 years for up to 65% of his final average base salary, depending on the number of years served by him. If Mr. Weidner had retired at December 31, 2004, he would have been entitled under the 1989 agreement to receive a retirement annuity of $198,161 per year for 15 years, with any concurrent payments under National Penn's pension plan credited toward the annuity payments. The current agreement did not change Mr. Weidner's supplemental retirement benefit.

Mr. Weidner's current agreement also contains a "change-in-control" benefit. This benefit is exercisable by Mr. Weidner at any time within three years after a "change-in-control" of National Penn occurs (including a "merger of equals"). If a change-in-control occurs, Mr. Weidner may elect to terminate employment and receive a lump-sum cash severance payment equal to 299% of his average annual compensation for the five years preceding the change-in-control, limited to the maximum amount deductible by National Penn under Section 280G of the Internal Revenue Code.

National Penn may terminate the current agreement at any time with or without "cause," as defined in the agreement. If terminated without cause, the agreement will remain in effect for the remainder of its term, and Mr. Weidner will receive his base salary through the remaining term of the agreement and certain other benefits for one year. In addition, he will remain entitled to the supplemental retirement benefit and to the change-in-control benefit (should a change-in-control occur during the remaining term of the agreement). If terminated for cause, Mr. Weidner will only be entitled to receive accrued and unpaid salary through the date of termination. If terminated due to Mr. Weidner's disability, he will remain entitled to receive his base salary through the remaining term of the agreement and the supplemental retirement benefit. If terminated due to Mr. Weidner's death, Mr. Weidner's designated beneficiary will be entitled to receive a lump sum payment of his base salary through the remaining term of the agreement and the supplemental retirement benefit.

The current agreement may be terminated by Mr. Weidner at any time. In such event, Mr. Weidner will be entitled to receive accrued unpaid salary through the date of termination, the supplemental retirement benefit and the change-in-control benefit (if applicable).

The current agreement contains non-solicitation and non-competition provisions that restrict Mr. Weidner's right to compete with National Penn and National Penn Bank during the term of the agreement and, if he voluntarily terminates employment before reaching age 65, for the remainder of the term in effect at the time of termination. The current agreement also contains a non-disclosure provision binding on Mr. Weidner.

Glenn E. Moyer. Glenn E. Moyer, President of National Penn and President and Chief Executive Officer of National Penn Bank, has an employment agreement with National Penn and National Penn Bank. This December 2002 agreement superseded an agreement originally entered into in 1999 that provided Mr. Moyer with a "change-in-control" benefit.

The current agreement provides for Mr. Moyer to continue service in his current or more senior executive positions. The current term of the agreement is three years--from December 18, 2004 through December 17, 2007. Unless terminated, the agreement is automatically extended by adding one year to the term of the agreement at the end of each year, until Mr. Moyer reaches the age of 62, after which there will be no further extensions.

Mr. Moyer's annual base compensation under the agreement is $315,000, effective January 1, 2005. Mr. Moyer is eligible for annual merit salary increases and awards of stock options, and he is entitled to participate in National Penn's Executive Incentive Plan and to receive certain fringe benefits.

The current agreement also provides Mr. Moyer with a supplemental retirement benefit, namely, a retirement annuity for 10 years for up to 65% of his final average base salary, depending generally on the number of years served by him. Payments due to him under National Penn's pension plan will be credited toward the annuity payments.

Mr. Moyer's current agreement also contains a "change-in-control" benefit. This benefit is exercisable by Mr. Moyer at any time within three years after a "change-in-control" of National Penn occurs (including a "merger of equals"). If a change-in-control occurs, Mr. Moyer may elect to terminate employment and receive a lump-sum cash severance payment equal to 299% of his average annual compensation for the five years preceding the change-in-control, limited to the maximum amount deductible by National Penn under Section 280G of the Internal Revenue Code.

National Penn may terminate the current agreement at any time with or without "cause," as defined in the agreement. If terminated without cause, the agreement will remain in effect for the remainder of its term, and Mr. Moyer will receive his base salary through the remaining term of the agreement and certain other benefits for one year. In addition, he will remain entitled to the supplemental retirement benefit (which, if less than 15/21 of the maximum amount based on his years of service, shall be increased to 15/21 of the maximum amount) and to the change-in-control benefit (should a change-in-control occur during the remaining term of the agreement). If terminated for cause, Mr. Moyer will only be entitled to receive accrued and unpaid salary through the date of termination. If terminated due to Mr. Moyer's disability, he will remain entitled to receive his base salary through the remaining term of the agreement and the supplemental retirement benefit. If terminated due to Mr. Moyer's death, Mr. Moyer's designated beneficiary will be entitled to receive a lump sum payment of his base salary through the remaining term of the agreement and the supplemental retirement benefit.

The current agreement may be terminated by Mr. Moyer at any time. In such event, Mr. Moyer will be entitled to receive accrued unpaid salary through the date of termination, the supplemental retirement benefit (if he is at least 58 years old at the date of termination), and the change-in-control benefit (if applicable). Should Mr. Moyer terminate the agreement prior to reaching age 58, he will not receive any supplemental retirement benefit.

The current agreement contains non-solicitation and non-competition provisions that restrict Mr. Moyer's right to compete with National Penn and National Penn Bank during the term of the agreement and, if he voluntarily terminates employment before reaching age 65, for the remainder of the term in effect at the time of termination. The current agreement also contains a non-disclosure provision binding on Mr. Moyer.

Donald P. Worthington. On September 24, 2002, National Penn and National Penn Bank entered into an employment agreement with Donald P. Worthington, former Executive Vice President of FirstService Bank, under which he would become an Executive Vice President of National Penn Bank and President of the FirstService Bank Division of National Penn Bank. The agreement honors and continues an employment agreement entered into between FirstService and Mr. Worthington in 2001. The agreement retained the original five-year term of the FirstService employment agreement and was automatically extended by adding one year to the term of the agreement at the end of each year, so that the agreement had a constant five-year term. These automatic one-year extensions continued until Mr. Worthington reached age 60. Mr. Worthington reached the age of 60 on March 24, 2004. Accordingly, there will be no further extensions, and the agreement will terminate at the end of the agreement year during which Mr. Worthington reaches age 65.

Mr. Worthington's employment agreement provides for an initial annual salary of $175,000, which is subject to review and increase, but not decrease. Effective January 1, 2005, Mr. Worthington’s salary is $196,517. Mr. Worthington is also entitled under the agreement to participate in National Penn's Executive Incentive Plan and to certain fringe benefits.

If Mr. Worthington is terminated without cause, National Penn will be required to continue his base salary, medical benefits and disability insurance benefits for the remainder of the term of the agreement. However, if Mr. Worthington secures new full-time employment, his wages from that new employment will be offset from the salary continuation payments otherwise payable under the employment agreement. Following any termination of Mr. Worthington, he is prohibited, for a period of two years, from engaging in any activity competitive with National Penn Bank within 50 miles of the principal business location of National Penn Bank, and from soliciting or otherwise interfering with National Penn Bank's relationship with any client, supplier, employee, agent or representative of National Penn Bank.

Mr. Worthington's employment agreement includes a change in control benefit that would entitle him, under certain circumstances, to a lump sum cash payment in the amount of 150% of his average annual compensation for the five years preceding a change in control, limited to the maximum amount deductible by National Penn under Section 280G of the Internal Revenue Code.

In Mr. Worthington's agreement, National Penn has also agreed to honor the supplemental executive retirement plan entered into between Mr. Worthington and FirstService. The plan provides for a lifetime annuity to Mr. Worthington equal to 60% of his then current base compensation upon retirement, commencing at any time after he reaches age 70. Once retirement benefits commence under the supplemental executive retirement plan, they will be increased annually by the lesser of 4% or the annual percentage change in the consumer price index for the preceding year. If Mr. Worthington dies, his wife will be entitled to a lifetime spousal death benefit under this plan equal to 80% of the benefit that otherwise would have then been payable to Mr. Worthington but for his death. The merger of FirstService with National Penn has triggered a provision of Mr. Worthington's supplemental executive retirement plan prohibiting any termination of his benefits under that plan for any reason. Any benefits paid to Mr. Worthington under National Penn's pension plan will be offset against any benefits payable under the supplemental executive retirement plan.

George C. Mason. George C. Mason, former chairman of the board of Peoples First, Inc., serves as a consultant to National Penn and National Penn Bank under a consulting agreement with them dated as of December 17, 2003. Under this agreement, Mr. Mason provides general consulting and advisory services relating to National Penn’s business. The consulting agreement is for a term of two years, beginning June 10, 2004, the effective date of the merger of Peoples First into National Penn. On the effective date of the merger, Mr. Mason’s employment agreement with Peoples First was terminated, and as consideration for the termination of his employment agreement and for the consulting services being rendered to National Penn, Mr. Mason is to be paid $230,000, payable in twenty-four monthly installments of $9,583. Mr. Mason provides his own health and other insurance and he does not participate in any employee benefit or welfare plan that provides benefits to National Penn employees. Pursuant to the merger agreement with Peoples First, National Penn will honor the supplemental retirement benefit plan between Mr. Mason and Peoples First. National Penn also agreed to honor the change in control provision of Mr. Mason’s employment agreement with Peoples First and accordingly, paid Mr. Mason a change in control payment in the amount of $563,093 on the effective date of the merger.

The consulting agreement will terminate if Mr. Mason dies prior to the end of its term, however, in such event, Mr. Mason’s designated beneficiary will receive a lump sum payment equal to the remaining payments through the remainder of the term of the consulting agreement. Mr. Mason is free to provide consulting services to any party other than National Penn at any time during the term of the agreement. However, during the term of the agreement, Mr. Mason may not directly or indirectly engage as a director, officer, employee, partner, shareholder, consultant, or in any other capacity, for any financial institution that is within 50 miles of West Chester, Chester County, Pennsylvania.

Bruce G. Kilroy, Paul W. McGloin and Sharon L. Weaver. National Penn and National Penn Bank are parties to agreements with Bruce G. Kilroy, Group Executive Vice President-Financial Services/Enterprisewide Image, Paul W. McGloin, Group Executive Vice President and Chief Lending Officer, and Sharon L. Weaver, Group Executive Vice President-Operations/Technology/HR Services/Retail Market Management. These agreements provide each of them with "change-in-control" benefits.

The benefits provided by these agreements become payable if two events occur. First, there must be a "change-in-control" of National Penn or National Penn Bank (as defined in the agreements). Second, the executive's employment must be terminated without cause or the executive must resign after an adverse change in the terms of his or her employment. Adverse changes include reduction in title or responsibilities, reduction in compensation or benefits (except for a reduction for all employees generally), reassignment beyond a thirty-minute commute from Boyertown, Pennsylvania, or increased travel requirements. If these two events occur, the executive will receive a lump-sum cash severance payment equal to 200% of the executive's average annual compensation for the five years preceding the change-in-control.

PERFORMANCE GRAPH

The following graph compares the performance of National Penn's common shares to the Nasdaq Stock Market Total Return Index and the Nasdaq Bank Stock Index during the last five years. The graph shows the value of $100 invested in National Penn common stock and both indices on December 31, 1999, and the change in the value of National Penn's common shares compared to the indices as of the end of each year. The graph assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
Among National Penn Bancshares, Inc., Nasdaq Stock Market Total Return Index
& Nasdaq Bank Stock Index

AUDIT COMMITTEE REPORT

The Audit Committee of National Penn's Board of Directors is composed of five independent directors, as currently defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors. The charter is publicly available on National Penn's website at www.nationalpennbancshares.com. To access the charter, select “Investor Relations” and then “Governance Documents.”

Under its charter, the Audit Committee assists the Board of Directors in its general oversight of National Penn's financial reporting, internal controls and audit functions.

Management is responsible for National Penn's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (GAAP). Grant Thornton LLP, National Penn's independent registered public accounting firm, is responsible for performing an independent audit of National Penn's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon based on such audit.

The Audit Committee's responsibility is to monitor and oversee these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit Committee members are not National Penn employees and are not accountants or auditors by profession or experts in accounting or auditing, and their functions are not intended to duplicate or certify the activities of management or Grant Thornton LLP. Likewise, the Audit Committee is not aware of any reason to believe that Grant Thornton LLP is not “independent” under applicable rules. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and Grant Thornton LLP on the basis of the information it receives, discussions with management and Grant Thornton LLP, and the experience of the Audit Committee's members in business, finance and accounting matters.

In this context, the Audit Committee has met and held discussions with management and Grant Thornton LLP. Management has represented to the Audit Committee that National Penn's consolidated financial statements were prepared with integrity and objectivity and in accordance with GAAP, and Grant Thornton, LLP has represented to the Audit Committee that it has performed its audit of National Penn's consolidated financial statements in accordance with auditing standards generally accepted in the United States. The Audit Committee has relied upon the representations of management and Grant Thornton LLP without independent verification. The Audit Committee has reviewed and discussed the consolidated financial statements with management and Grant Thornton LLP.

The Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

Grant Thornton LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Audit Committee discussed with Grant Thornton LLP that firm's independence.

Based on the Audit Committee's discussions with management and Grant Thornton LLP, the representations of management to the Audit Committee, the representations of Grant Thornton LLP included in their report on National Penn's consolidated financial statements and otherwise on such report of Grant Thornton LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in National Penn's Annual Report on Form 10-K for the year ended December 31, 2004.

Aggregate fees billed to National Penn by Grant Thornton LLP for the years ended December 31, 2004 and December 31, 2003 were as follows:

	Year Ended	Year Ended
	December 31, 2004	December 31, 2003

Audit Fees	$611,000	$319,318

Audit-Related Fees	25,430	16,000

Tax Fees	249,441	242,415

All Other Fees	None	None

Audit Fees. Consists of aggregate fees billed for professional services rendered for the audit of National Penn's consolidated annual financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements for the years 2004 and 2003. Includes fees for Sarbanes-Oxley Act, Section 404, internal controls assessment work. Also includes fees for additional audit work performed on account of loan fraud discovered in January 2005. Also includes services provided by Grant Thornton LLP in connection with National Penn's registration statements filed with the SEC in 2004 and 2003.

Audit-Related Fees. Consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of National Penn's consolidated financial statement and are not reported under “Audit Fees." Also includes accounting assistance related to acquisitions and consultations related to financial accounting and reporting standards and audits of National Penn's

401(k) plan and student loan portfolio, and the U. S. HUD-required audit of National Penn Mortgage Company.

Tax Fees. Consists of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. Also includes assistance regarding federal and state tax compliance, tax audit defense, tax refund claims, and tax planning.

All Other Fees. Consists of aggregate fees billed for products and services provided by Grant Thornton LLP other than those disclosed above.

The Audit Committee considered whether the provision of the above services by Grant Thornton LLP is compatible with maintaining that firm’s independence. The Audit Committee is satisfied that it is.

Pre-Approval Requirements. The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by National Penn’s independent registered public accounting firm. These services may be approved on a periodic basis so long as the services do not exceed pre-determined cost levels. If not approved on a periodic basis, such services must otherwise be separately pre-approved by the Audit Committee prior to being performed. In addition, any proposed services that were pre-approved on a periodic basis but later would exceed the pre-determined cost level also require separate pre-approval by the Audit Committee.

Patricia L. Langiotti, Chair
Fred D. Hafer	Robert E. Rigg
Alexander Rankin V	C. Robert Roth

STOCK OWNERSHIP

Directors and Executive Officers

The following table shows certain information about the ownership of National Penn common shares by the directors, nominees for director, and executive officers as of March 4, 2005.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Total Beneficial Ownership	Sole Voting and Investment Power	Shared Voting and Investment Power	Percent of Class(1)

Directors and Nominees
John H. Body(4)	204,909	198,066	6,843	-
J. Ralph Borneman, Jr.(4)	41,817	20,648	21,169	-
Robert L. Byers (2)	128,895	38,561	90,334	-
Fred D. Hafer	6,968	-	6,968	-
Frederick P. Krott(2)(4)	11,794	9,362	2,432	-
Patricia L. Langiotti(2)(4)	23,798	22,395	1,403	-
Kenneth A. Longacre(2)(4)	160,932	160,932	-	-
George C. Mason (6)	367,391	346,715	20,676	1.06
Glenn E. Moyer(3)(7)	135,765	132,592	3,173	-
Alexander Rankin V (8)	376,215	366,059	10,156	1.08
Robert E. Rigg(4)	434,393	412,356	22,037	1.25
C. Robert Roth(4)	39,066	21,448	17,618	-
Wayne R. Weidner(3)	487,104	486,077	1,027	1.38
Donald P. Worthington (3)(5)	100,594	3,661	96,933	-

Other Named Executive Officers
Bruce G. Kilroy(3)	67,332	67,332	-	-
Paul W. McGloin(3)	29,811	12,843	16,968	-
Sharon L. Weaver (3)	82,515	82,515	-	-

All Directors and Executive
Officers as a Group
(21 Persons)(3)(4)	3,019,978	2,669,411	350,567	8.48%
________________

(1)	Unless otherwise indicated, amount owned does not exceed 1% of the total number of common shares outstanding as of March 4, 2005.

(2)	Nominee for election as a Class III director.

(3)
Includes shares allocated under the Capital Accumulation Plan. Includes the following shares which may, as of March 4, 2005, be acquired by exercise of vested options granted under employee stock compensation plans: Mr. Weidner - 420,958 shares, Mr. Moyer - 107,090 shares, Mr. Kilroy - 44,728 shares, Mr. McGloin - 11,318 shares; Ms. Weaver - 71,318 shares, and Mr. Worthington - 1,125 shares. Does not include shares which may be acquired in the future by exercise of options not yet exercisable under employee stock compensation plans.

(4)
Includes the following shares which may, as of March 4, 2005, be acquired by exercise of vested options granted to non-employee directors under the stock option plan for non-employee directors: Mr. Body - 11,488 shares, Mr. Borneman - 10,052 shares, Mr. Krott - 2,872 shares, Ms. Langiotti - 11,488 shares, Mr. Longacre - 7,180 shares, Mr. Rigg - 7,180 shares, and Mr. Roth - 11,488 shares. Does not include shares which may be acquired in the future by exercise of options not yet exercisable under the stock option plan for non-employee directors.

(5)	Includes 1,145 shares which may be acquired by exercise of vested options granted in substitution for FirstService Bank stock options, as provided in the acquisition agreement.

(6)	Includes 20,676 shares held by Mr. Mason’s spouse. Mr. Mason disclaims beneficial ownership of these shares.

(7)	Includes 2,630 shares held by Mr. Moyer's spouse. Mr. Moyer disclaims beneficial ownership of these shares.

(8)	Mr. Rankin will be retiring from the Board of Directors effective with the 2005 annual meeting of shareholders.

Five Percent Shareholders

The following table shows individuals or groups known by National Penn to own more than 5% of its outstanding common shares as of March 4, 2005.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Shares

James K. Overstreet	2,787,677(1)	8.04%
315 Natalie Road
Phoenixville, PA 19460
______________
(1) Based on Schedule 13D, Amendment No. 5, as filed by Mr. Overstreet with the Securities and Exchange Commission on July 9, 2003. According to this filing: Mr. Overstreet owns 2,596,838 shares; Mr. Overstreet and Evelyn M. Overstreet, his wife, own 10,020 shares; Mrs. Overstreet owns 147,303 shares; and a limited partnership in which Mr. Overstreet is a partner owns 33,516 shares. All share numbers shown here have been adjusted for the 5% stock dividend paid by National Penn on September 30, 2003 and the 5-for-4 stock split carried out by National Penn on September 30, 2004.

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Related Party and Similar Transactions

Certain directors and officers of National Penn, and companies with which they are associated, are customers of National Penn's banking subsidiary, National Penn Bank. During 2004, these individuals and companies had banking transactions with National Penn Bank in the ordinary course of business. Similar transactions may be expected to occur in the future. All loans and loan commitments involved in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons. In the opinion of National Penn's management, these transactions do not involve more than the normal risk of collection, nor do they present other unfavorable features. Each of these transactions was made in compliance with applicable law, including Section 13(k) of the Securities and Exchange Act of 1934 and

Federal Reserve Board Regulation O. As of December 31, 2004, loans to executive officers, directors, and their affiliates represented 2.4% of shareholders' equity in National Penn.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires National Penn's directors, executive officers and more-than-10% beneficial shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish National Penn with copies of all their Section 16(a) filings.

Based solely on review of the Section 16(a) filings furnished to National Penn and/or written representations that no year-end Forms 5 were required to be filed, National Penn believes that its directors, executive officers and more-than-10% shareholders complied during 2004 with all Section 16(a) filing requirements, except that an administrative error at National Penn caused the late filing of a Form 4 by Donald P. Worthington, a National Penn employee and director.

PROPOSAL 2 -- LONG-TERM INCENTIVE COMPENSATION PLAN

On October 27, 2004, National Penn’s Board of Directors approved the National Penn Bancshares, Inc. Long-Term Incentive Compensation Plan (the “Plan”), subject to shareholder approval. If shareholders approve the Plan, the Plan will be effective as of December 1, 2004.

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the meeting is required for approval of the Plan. The Board of Directors recommends that shareholders vote FOR approval of the Plan.

The following describes the material terms of the Plan. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit A to this Proxy Statement.

Background and Purpose

National Penn has utilized stock options as its long-term incentive compensation vehicle since 1987, first for officers and employees, and beginning in 1995 for National Penn’s outside directors. Currently, National Penn has in effect two long-term incentive compensation plans providing for stock options. The Officers’ and Key Employees’ Stock Compensation Plan (the “Employee Plan”) was approved by shareholders at the

1997 Annual Meeting of Shareholders, as a successor plan to the Stock Option Plan approved by shareholders in 1987 (the “1987 Plan”). As of December 31, 2004, there are stock options outstanding for 2,231,435 common shares under the Employee Plan. Options for an additional 283,655 common share may be granted under the Employee Plan through December 17, 2006. After that date, no further options may be granted under the Employee Plan. The Non-Employee Directors’ Stock Option Plan (the “Director Plan”) was approved by shareholders at the 1995 Annual Meeting of Shareholders. As of December 31, 2004, there are stock options outstanding for 90,468 common shares under the Director Plan, and no further options may be granted under the Director Plan.

The Board of Directors believes that incentive compensation for officers and directors promotes the long-term success of National Penn. While the Board believes that National Penn shareholders have been well served in the past by the use of stock options as National Penn’s long-term incentive compensation vehicle, the Board believes that both equity-based and cash-based incentive compensation vehicles should be available for use in the future. Accordingly, the Plan provides for a variety of incentive compensation vehicles, including stock options, as discussed in this Proxy Statement. In addition, beginning July 1, 2005, National Penn must expense on its income statement the granting of any stock options under new accounting rules that take effect on that date. This is a further reason for adopting a more flexible approach to long-term incentive compensation.

The Plan is intended to promote the success of National Penn and its subsidiaries by providing incentives to directors, officers and employees of National Penn and its subsidiaries that will link their personal interests to the financial success of National Penn and to growth in shareholder value. The Plan is designed to provide flexibility to National Penn and its subsidiaries in their ability to attract and retain the services of directors, officers and employees whose efforts are important to National Penn’s long-term success.

If the Plan is approved by shareholders, it will replace both the Employee Plan and the Director Plan. No further stock options will be granted in that case under the Employee Plan. No further stock options may be granted under the Director Plan currently.

Administration

The Compensation Committee of the Board of Directors will administer the Plan. The Compensation Committee is comprised of three or more directors who are “independent” under the listing standards of The Nasdaq Stock Market and who, as required by Securities and Exchange Commission (“SEC”) Rule 16b-3 or Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), qualify as “non-employee directors” and “outside directors,” respectively. The Committee has broad discretion and authority, among other things:

•	to select the directors, officers and employees to be granted awards under the Plan;
•	to determine the terms, conditions, form and amount of the awards,
•	to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof; and
•	to establish guidelines and procedures relating to awards.

The Committee will have full power to administer and interpret the Plan and to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures and instruments which it deems necessary or advisable for the administration and operation of the Plan. The Committee may delegate its authority to the Chief Executive Officer or to other officers of National Penn, provided that such delegation will not extend to any action with respect to awards made to “covered employees” (as defined in Code Section 162(m)) or to “officers” (for purposes of SEC Rule 16b-3).

Eligibility

Any director, officer or employee of National Penn or any of its subsidiaries is eligible to receive an award under the Plan. As of December 31, 2004 there were approximately 1,287 employees, including officers, and 21 non-employee directors of National Penn and its subsidiaries. The selection of participants and the nature and size of the awards is subject to the discretion of the Committee.

Shares Available for Issuance

The Plan provides that the total number of common shares that may be subject to awards under the Plan is 4,000,000. If the Plan is approved by shareholders, the 4,000,000 shares available for grant under the Plan will represent approximately 11.6% of National Penn’s outstanding common shares as of December 31, 2004. Options previously granted for a total of 3,190,457 common shares are outstanding at December 31, 2004 under National Penn’s current plans. These consist of options for 2,231,435 common shares outstanding under the Employee Plan, options for 90,468 common shares outstanding under the Director Plan, options for 225,983 common shares outstanding under the 1987 Plan, and options for 642,571 common shares issued in substitution for stock options of acquired companies. If the Plan is approved by shareholders, no further stock option grants will be made under the Employee Plan. No further stock option grants can be made under any of the other plans.

To the extent that common shares subject to an outstanding award under the Plan are not issued, then such shares will immediately again be available for an award under the Plan. This could occur as the result of any of the following events:

•	the forfeiture, termination, surrender, cancellation, or expiration while unexercised of an award;

•	the tendering or withholding of shares to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to an award;

•	the settlement of an award in cash in lieu of shares or settlement in a manner that some or all of the shares covered by the award are not issued to the participant; or

•	if an award is exchanged for a grant under the Plan that does not involve common shares.

The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

Common shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by National Penn or any of its subsidiaries will not reduce the number of shares available to be issued under the Plan.

Of the shares authorized for issuance under the Plan, up to 30% may be issued with respect to awards which are not stock options or stock appreciation rights, and up to 4,000,000 may be issued pursuant to options which are incentive stock options under the Code. In compliance with Code Section 162(m), the Plan includes a limit (250,000 shares) on the number of shares that may be subject to stock-based awards made to any one individual in any one calendar year. This limit applies to stock-based awards of all types available under the Plan.

The source of common shares issued with respect to awards may be authorized but unissued shares or treasury shares. If there is a change in the capital structure of National Penn as a result of a stock dividend or split, recapitalization, merger, consolidation or spin-off or other corporate change affecting the common shares, the number of common shares authorized for issuance, available for issuance or covered by any outstanding award and the price per share of any such award, and the various limitations described above, will be proportionately adjusted. Fractional shares will not be issued under the Plan.

Awards

A participant in the Plan is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award.

The following types of awards may be granted under the Plan:

Stock Options. Stock Options may be non-qualified stock options or incentive stock options that comply with Code Section 422. Only employees may be granted incentive stock options. The exercise period for any stock option will be determined by the Committee at the time of grant. The exercise price per share may not be less than 100% of the fair market value of a common share on the grant date. Each stock option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable. The Plan limits the term of any incentive stock option to 10 years and the term of any non-qualified stock option to 10 years and one month. The Plan prohibits repricing of stock options without shareholder approval.

Stock Appreciation Rights (“SARs”). The Committee may grant SARs independently of any stock option or in tandem with all or any part of a stock option granted under the Plan. Upon exercise, each SAR entitles a participant to receive an amount equal to the excess of the fair market value of a common share on the date the SAR is exercised over the fair market value of a common share on the date the SAR is granted. The payment may be made in common shares having a fair market value on the date of exercise equal to the amount due upon the exercise of the SAR, may be paid in cash, or may be paid in a combination of cash and shares. Upon exercise of a SAR granted in conjunction with a stock option, the option may be required to be surrendered.

Restricted Stock and Restricted Stock Units. An award of Restricted Stock is an award of common shares that may not be sold or otherwise disposed of during a restricted period determined by the Committee. An award of Restricted Stock Units is an award of the right to receive a common share after the expiration of a restricted period determined by the Committee. During the applicable restricted period, Restricted Stock may be voted by the recipient, and the recipient will be entitled to receive dividends on Restricted Stock or Restricted Stock Units, at the discretion of the Committee. Such dividends may be payable in additional Restricted Stock or Restricted Stock Units, at the discretion of the Committee.

Performance Shares and Performance Units. Performance Shares and Performance Units are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals in the performance period (not less than two years) established by the Committee. If the applicable performance criteria are met, the shares are earned and become unrestricted with respect to Performance Shares or an amount is payable with respect to Performance Units. The Committee may provide that a certain percentage of the number of Performance Shares or Performance Units originally awarded may be earned based upon the attainment of the performance goals. Amounts earned under Performance Share and Performance Unit Awards may be paid in common shares, cash or a combination of both. (During the applicable performance period for an award, the shares may be voted by the recipient and the recipient will be entitled to receive dividends on those shares, at the discretion of the Committee.) In compliance with Code Section 162(m), the Plan provides an annual limit ($500,000) on any grant to a single participant in any calendar year of Performance Units.

Other Incentive Awards. The Committee may grant other types of awards which may be based in whole or in part by reference to common shares or upon the achievement of performance goals on such other terms and conditions as the Committee may prescribe to have been earned ratably over the full and partial calendar years in such period. Any Other Incentive Award that is stock-based shall be subject to the annual per-person limitation of 250,000 shares described above. Any Other Incentive Award that is cash-based shall be subject to the annual per-person limitation of $500,000 described above.

Performance Goals

Section 162(m) of the Code disallows federal income tax deductions for certain compensation in excess of $1 million per year paid to National Penn’s Chief Executive Officer or any of its other four most highly compensated executive officers (collectively, the “Covered Employees”). Under Section 162(m), compensation that qualifies as “other performance-based compensation” is not subject to the $1 million deduction limit. In addition to the annual limitations on stock-based or cash-based awards described above, another condition necessary to qualify certain incentive awards (other than SARs and stock options, which are treated as “other performance-based compensation”) as “other performance-based compensation” is that the material criteria relating to the performance goals under which the award is made must be disclosed to, and approved by, the shareholders before the incentive compensation is paid. The criteria are set forth below in this discussion, and approval by shareholders of the Long-Term Incentive Compensation Plan (Proposal 2) at the meeting will constitute approval of such criteria.

For those types of awards under the Plan intended to meet the definition of “other performance-based compensation,” the Committee will establish performance goals with respect to an award based upon one or more of the following criteria: total shareholder return, earnings, earnings per share, net income, revenues, expenses, market share, customer satisfaction measures, customer profitability measures, charge-offs, loan loss reserves, non-performing assets, return on assets, return on equity, return on tangible equity, one or more operating ratios, assets, deposits, loans, asset quality levels, interest-sensitivity gap levels, fair market value of the common shares, value of assets, investments, regulatory compliance, satisfactory internal or external audits, achievement of balance sheet or income statement objectives, or achievement of mergers, acquisitions or similar business transactions.

  Performance goals may be measured for achievement or satisfaction during the period the Committee permits the participant to satisfy or achieve the performance goals. Performance goals may be absolute in their terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated or other external or internal measures, and may be based on, or adjusted for, other objective goals, events, or occurrences established by the Committee for a performance period. Performance goals may be particular to a line of business, subsidiary or other unit or

National Penn generally. Performance goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. The performance goal related to an award must be established by the Committee prior to the completion of 25% of the performance period or such earlier date as may be required by Section 162(m) of the Code.

At the end of each performance period for an award to Covered Employees, the Committee will determine and certify the extent to which the performance goal established for the performance period has been achieved and determine the amount to be paid, vested or delivered as a result thereof, provided the Committee may, in its sole discretion, reduce or eliminate such amount to the extent permitted under the Plan and applicable law.

Termination of Employment or Services

The disposition of each award held by a participant at termination of employment or service as a director will be as determined by the Committee and set forth in the agreement applicable to such award or in any amendment or modification thereof. To the extent the award agreement does not expressly provide for such disposition, then the disposition of the award shall be determined as set forth in the Plan.

Change in Control

Unless otherwise provided by the Committee in the agreement applicable to an award (including any amendment or modification thereof), upon a Change in Control of National Penn, all awards based on the common shares shall immediately vest 100% and all performance-based awards shall be immediately payable based upon the extent, as determined by the Committee, to which the performance goals for the performance period then in progress have been met up through the date of the Change in Control or based on 100% of the value on the date of grant of the performance-based award, if such amount is higher.

Other Provisions

In general, except to the extent provided by the Committee in the specific terms of an award or with respect to certain transfers of non-qualified stock options to certain family members or foundations for no value or other consideration, no award will be assignable or transferable except by will or the laws of descent and distribution.

The Committee may impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to share ownership or holding period requirements and requirements to enter into or to comply with confidentiality, non-competition and other restrictive or similar covenants.

Effective Date, Amendment and Termination

If approved by shareholders, the Plan will become effective as of December 1, 2004, and will remain in effect until all awards granted under the Plan have been paid or otherwise disposed of in accordance with the provisions of the Plan, except that no awards may be granted on or after December 1, 2014. The Board of Directors may terminate the Plan at any time and may amend or modify the Plan from time to time provided that no such action may materially adversely alter or impair any outstanding award without the consent of the participant affected thereby. In addition, unless approved by National Penn’s shareholders, no amendment or modification may:

•
increase the number of common shares which may be issued under the Plan (except pursuant to an adjustment related to a corporate change affecting the common shares, such as a stock split or stock dividend);

•	expand the types of awards available to participants under the Plan;
•	materially expand the class of persons eligible to participate in the Plan;
•	delete or limit the provisions prohibiting the repricing of options or reduce the price at which shares may be offered under options;
•	extend the termination date for making awards under the Plan; or
•
become effective if such amendment or modification is required under the rules and regulations of The Nasdaq Stock Market or another national exchange on which the common shares are then listed, or other applicable law, rules or regulations, to be approved by shareholders.

The Committee may amend or modify any outstanding awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such award as so amended or modified, except that no amendment or modification may materially adversely alter or impair an outstanding award without the consent of the participant affected thereby.

Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the Plan. This discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment.

Non-Qualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a non-qualified stock option. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of a common share on the date of exercise over the exercise price multiplied by the number of shares received pursuant to the exercise of such options. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant’s exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

National Penn is entitled to an income tax deduction for compensation paid to a participant at the same time and in the same amount as the participant recognizes compensation for tax purposes upon exercise of the option.

Incentive Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of an incentive stock option. No taxable income is recognized by the participant upon exercise of an incentive stock option, and if no disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be as a long-term capital loss, and (b) no deduction will be allowed to National Penn for federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

If the common shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price, and (b) National Penn will be entitled to an income tax deduction in such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by National Penn.

If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a non-qualified stock option.

Stock Appreciation Rights (“SARs” ). No taxable income is recognized by a participant upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the fair market value of the common shares received and the amount of cash received. Common shares received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR.

National Penn is entitled to an income tax deduction for compensation paid to a participant at the same time and in the same amount as the participant recognizes ordinary income for tax purposes upon exercise of the SAR.

Stock Awards. A recipient of Restricted Stock, Performance Shares or any other awards of common shares generally will be subject to tax at ordinary income rates on the fair market value of the common shares at the time the shares have been delivered and are no longer subject to forfeiture. A recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant of common shares will have ordinary taxable income on the date of the grant equal to the fair market value of the shares as if the shares were unrestricted or the shares were earned and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares.

Upon sale of the Restricted Shares or Performance Shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. If the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. National Penn is entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.

Restricted Stock Units and Performance Units. A recipient of units will generally be subject to tax at ordinary income rates on the fair market value of any common shares issued or cash paid pursuant to such an award, and National Penn will generally be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the recipient. The fair market value of any common shares received will generally be included in income (and a corresponding income tax deduction will generally be available to National Penn) at the time of receipt. The capital gain or loss holding period for any common shares distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

Other Incentive Awards. The federal income tax consequences of any other incentive awards will depend on how the awards are structured. Generally, National Penn will be entitled to an income tax deduction with respect to other incentive awards only to the extent that the recipient recognizes compensation income for tax purposes in connection with such awards. If the award is a cash award, a participant will recognize ordinary income upon receipt of the cash and National Penn will generally be entitled to a deduction equal to the amount of the ordinary income recognized by the recipient.

New Plan Benefits

No determination has yet been made as to the amount or terms of any awards under the Plan. Any such determination shall be made by the Committee—comprised solely of independent non-employee directors of National Penn—in its sole discretion. If the Plan is approved by shareholders, it is the Committee’s present intention to consider granting non-qualified stock options to each of the non-employee directors of National Penn immediately following the shareholders’ meeting, in a number of shares generally consistent with the stock option grants made in January 2004 (options for 1,436 common shares). For further information on stock option grants to non-employee directors in January 2004, see “Director Compensation”. For information on stock option grants, exercises and outstanding options held by the Named Executive Officers, see

“Executive Compensation.”

Vote Required

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the Plan is required to approve the Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR approval of the Plan.

EQUITY COMPENSATION PLAN TABLE

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	1,458,665	$16.57	822,448(2)(3)

Equity compensation plans not approved by security holders	None	N/A	N/A

Total	1,458,665	$16.57	822,448
____________
(1) The table does not include information on stock options issued by National Penn in substitution for stock options of acquired companies. At December 31, 2004, 642,571 common shares are issuable upon exercise of substitute stock options issued in connection with acquisitions. Of this total: 36,685 shares are issuable upon exercise of substitute stock options issued in connection with the acquisition of Elverson National Bank; 11,218 shares are issuable upon exercise of substitute stock options issued in connection with the acquisition of Community Independent Bank, Inc.; 196,192 shares are issuable upon exercise of substitute stock options issued in connection with the acquisition of FirstService Bank; 329,009 shares are issuable upon exercise of substitute stock options issued in connection with the acquisition of HomeTowne Heritage Bank; and 69,467 shares are issuable upon exercise of substitute stock options issued in connection with the acquisition of Peoples First, Inc. The weighted average exercise price of all substitute stock options issued in acquisitions and outstanding at December 31, 2004 was $10.59 per share. National Penn cannot grant additional stock options under any of these substitute stock option plans.

(2) Includes 522,249 shares available for future issuance under National Penn’s Employee Stock Purchase Plan.

(3) Includes 16,544 shares available for future issuance under National Penn’s Directors’ Fee Plan. Under the Fee Plan, shares or phantom stock units may be issued at fair market value in lieu of cash for directors’ fees.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials and Annual Reports

Securities and Exchange Commission rules permit companies and intermediaries (such as brokers, banks and other companies that hold shares in “street name”) to satisfy the delivery requirements for proxy statements, prospectuses and certain other materials by delivering a single copy of these materials to an address shared by two or more of National Penn's shareholders. This delivery method is referred to as “householding,” and can result in significant cost savings for National Penn, and in turn, National Penn's shareholders.

In order to take advantage of this opportunity, National Penn has delivered only one proxy statement and annual report to multiple shareholders who share an address, unless National Penn received contrary instructions from the affected shareholders prior to the mailing date. National Penn will, however, promptly deliver, upon written or oral request, a separate copy of the proxy statement and/or annual report to a shareholder at a shared address to which a single copy of those documents was delivered. Shareholders of record who prefer to receive separate copies of a proxy statement and/or annual report, either now or in the future, can request a separate copy of the proxy statement and/or annual report by writing to National Penn at the following address: Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, Boyertown, PA 19512, or by telephone at (610) 369-6202. Conversely, if you are currently a shareholder of record who shares an address with another National Penn shareholder and wish to have your future proxy statements and annual reports “householded,” please contact National Penn at the above address or telephone number.

If your National Penn stock is held in “street name” (i.e., held by a broker, bank or other intermediary), you can request separate copies of these documents by contacting the broker, bank or other intermediary. Conversely, if your National Penn shares are held in street name and you wish to have your future proxy statements and annual reports “householded,” you can request “householding” by contacting the broker, bank or other intermediary.

Record Date; Shares Outstanding

Shareholders of record at the close of business on March 4, 2005 are entitled to vote their shares at the annual meeting. As of that date, there were 34,646,423 common shares outstanding and entitled to be voted at the meeting. The holders of those shares are entitled to one vote per share.

Quorum

The presence, in person or by proxy, of shareholders with power to cast a majority of all votes entitled to be cast at the meeting will constitute a quorum. A quorum must be present at the meeting before any business may be conducted.

If a quorum is not present, the shareholders who are represented at the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the meeting.

Proxies; Right to Revoke

If you participate in National Penn's Dividend Reinvestment Plan and/or Employee Stock Purchase Plan, your proxy will represent the number of shares registered in your name and the number of shares credited to your Dividend Reinvestment Plan and/or Employee Stock Purchase Plan accounts.

By submitting your proxy, you will authorize the persons named thereon or their substitutes to represent you and vote your shares at the meeting in accordance with your instructions. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

If you attend the meeting, you may vote your shares in person, regardless of whether you have submitted a proxy. In addition, you may revoke your proxy by sending a written notice of revocation to National Penn's Corporate Secretary, by submitting a later-dated proxy, or by voting in person at the meeting.

Default Voting

If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR the election of the Board of Directors' nominees as directors and FOR the approval of Proposal 2--the Long-Term Incentive Compensation Plan.

National Penn's Board and management know of no other business that is planned to be brought before the meeting. If any other business properly comes before the meeting for a vote, your shares will be voted according to the discretion of the holders of the proxy.

Voting by Street Name Holders

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or nominee, as the record holder of the shares, is required to vote those shares according to your instructions. If you do not give instructions, the broker, bank or nominee will not be entitled to vote the shares on non-

discretionary matters, including Proposal 2—the Long-Term Incentive Compensation Plan.

Tabulation of Votes

Mellon Investor Services LLC, the transfer agent, will tabulate the votes.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a proposal has been approved. Broker non-votes occur when brokers, banks or other nominees do not receive voting instructions from the beneficial owners of the shares, and the nominee does not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank, or other nominee and you do not give instructions as to how to vote, the nominee may have authority to vote your shares on certain routine items but not on other items. Broker non-votes will not be counted for purposes of the election of directors and will have no effect on the outcome of the vote on Proposal 2—the Long-Term Incentive Compensation Plan.

Independent Registered Public Accounting Firm

National Penn has selected Grant Thornton LLP as its independent registered public accounting firm for 2005. Representatives of that firm will be at the meeting to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

Proxy Solicitation

National Penn will bear all costs of this proxy solicitation. National Penn's officers, directors and regular employees may solicit proxies by mail, in person, by telephone or by facsimile. National Penn will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy materials to beneficial owners. National Penn has engaged Mellon Investor Services LLC to assist in the solicitation of proxies for the meeting at a cost of $7,500 plus reasonable out-of-pocket expenses.

Shareholder Proposals and Nominations

Eligible shareholders may submit proposals to be considered for inclusion in National Penn's 2006 proxy materials for the 2006 annual meeting of shareholders if they do so in accordance with the applicable SEC rules. Any such proposals must be in writing and received by the Corporate Secretary at the principal executive offices of National Penn no later than November 22, 2005 in order to be considered for inclusion in National Penn's 2006 proxy materials. For information on how to submit the name of a person to be considered by the Nominating/Corporate Governance Committee for

possible nomination as a director, please see the discussion of the Committee's practices and procedures on page 10.

Director nominations and proposals for action at an annual meeting of shareholders may be made otherwise only:

•	Pursuant to National Penn's notice of such meeting;

•	By the presiding officer;

•	By or at the direction of a majority of the Board of Directors; or

•	By one or more shareholders in accordance with the applicable rules of the SEC and National Penn's governing By-Law provisions.

A shareholder may make a nomination for the election of a director or a proposal for action at an annual meeting only if written notice is received by the Corporate Secretary at National Penn's principal office not later than:

•	90 days prior to the annual meeting (which, for the 2006 annual meeting, would mean no later than January 24, 2006 if the annual meeting is held on April 25, 2006); or

•
If the annual meeting is to be held on a date other than the fourth Monday in April, the close of business on the tenth day following the first public disclosure of the meeting date. Public disclosure of the date of any annual meeting may be made in a filing with the SEC, in any notice given to the Nasdaq Stock Market or in a news release reported by any national news service.

Each shareholder notice must include:

•	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given:

•	The name and address of such shareholder and of such beneficial owner; and

•	The class and number of shares of stock of National Penn that are owned of record and beneficially by such shareholder and such beneficial owner; and

•
A representation that the shareholder is a beneficial owner of stock of National Penn entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to make such nomination or proposal.

Each notice of nomination for the election of a director from a shareholder also must set forth:

•	The name and address of the person to be nominated;

•
A description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder;

•
Such other information regarding the nominee as would be required to be included in proxy materials filed under applicable rules of the SEC had the nominee been nominated by the Board of Directors; and

•	The written consent of the nominee to serve as a director of National Penn, if so elected.

Each notice of a proposal for action at an annual meeting from a shareholder also must set forth:

•	A brief description of the proposal;

•	The reasons for making such proposal; and

•	Any direct or indirect interest of the shareholder, or any person on whose behalf the shareholder is acting, in making such proposal.
If the Corporate Secretary receives notice of a shareholder proposal that complies with National Penn's governing By-Law provisions on or prior to the required date and if such proposal is properly presented at the 2006 annual meeting of shareholders, the proxies appointed by National Penn may exercise discretionary authority in voting on such proposal if, in National Penn's proxy statement for such meeting, National Penn advises shareholders of the nature of such proposal and how the proxies appointed by National Penn intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate proxy statement to National Penn's shareholders.

The presiding officer of the meeting may refuse to permit any nomination for the election of a director or proposal to be made at an annual meeting by a shareholder who has not complied with all of National Penn's governing By-Law procedures, including receipt of the required notice by the Corporate Secretary by the date specified. If a shareholder proposal is received by National Penn after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2006 annual meeting of shareholders, the proxies appointed by

National Penn's Board of Directors may exercise discretionary authority when voting on such proposal.

Questions about these requirements, or notices mandated by them, may be directed to: Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, P.O. Box 547, Boyertown, Pennsylvania 19512.

Shareholder List

For at least ten days prior to the meeting, a list of the shareholders entitled to vote at the annual meeting will be available for examination, for purposes germane to the meeting, during ordinary business hours at National Penn's principal executive offices. The list will also be available for examination at the meeting.

Annual Report for 2004

National Penn's Annual Report on Form 10-K (without exhibits) is enclosed with this proxy statement. It is also available at National Penn's website (www.nationalpennbancshares.com) and at the web site of the Securities and Exchange Commission (www.sec.gov).

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EXHIBIT A
NATIONAL PENN BANCSHARES, INC.

LONG-TERM INCENTIVE COMPENSATION PLAN

(As adopted October 27, 2004,
subject to shareholder approval)

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

1.1 Establishment of the Plan.

On October 27, 2004, the Board of Directors of National Penn Bancshares, Inc. (the “Company”) adopted, subject to the approval of shareholders, this incentive compensation plan known as the “National Penn Bancshares, Inc. Long-Term Incentive Compensation Plan” (the “Plan”) which permits the grant of long-term incentive and other stock and cash awards. If approved by shareholders, the Plan would replace the National Penn Bancshares, Inc. Officers' and Key Employees' Stock Compensation Plan and no further awards would be made under that plan. The Plan would also replace the National Penn Bancshares, Inc. Non-Employee Directors' Stock Option Plan which expired in January 2004.

1.2 Purpose of the Plan.

The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees and Directors of the Company and its Subsidiaries that will link their personal interests to the financial success of the Company and its Subsidiaries and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to attract, motivate and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of business operations is largely dependent.

1.3 Duration of the Plan.

The Plan shall be effective as of December 1, 2004 (the “Effective Date”) if it is approved by the Company's shareholders at the annual meeting of shareholders to be held in 2005, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all Awards granted under the Plan shall have been paid or otherwise disposed of in accordance with the provisions of the Plan. In no event may an Award be granted under the Plan on or after December 1, 2014.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.1 Definitions.

Whenever used in the Plan, the following capitalized terms shall have the meanings set forth in this Section 2.1:

(a) “Award” means and includes, without limitation, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend or Dividend Equivalent Rights, Stock Awards, Cash Awards or Other Incentive Awards, whether granted on a stand-alone, combination or tandem basis, as described in or granted under the Plan.

(b) “Award Agreement” means the agreement or other writing (which may be framed as a plan or program) that sets forth the terms and conditions of an Award, including any amendment or modification of an Award Agreement.

(c) “Beneficial Ownership” shall be determined as provided in Rule 13d-3 under the Exchange Act or any successor rule.

(d) “Board” or “Board of Directors” means the Board of Directors of the Company.

(e) “Cash Award” has the meaning specified in Section 10.1(d).

(f) “Cause” means any of the following:

(i) An Employee's conviction of, or plea of guilty or nolo contendere to, a felony or a crime of falsehood or involving moral turpitude; or

(ii) The willful failure by an Employee to substantially perform his or her duties to the Company or any Subsidiary which is his or her employer at any particular time, other than a failure resulting from the Employee's incapacity as a result of Disability, which willful failure results in demonstrable material injury and damage to the Company or the Subsidiary employer. Notwithstanding the foregoing, an Employee's employment shall not be deemed to have been terminated for Cause if such termination took place as a result of:

(x) Questionable judgment on the part of the Employee;

(y) Any act or omission believed by the Employee in good faith to have been in or not opposed to the best interests of the Company or Subsidiary which is his or her employer at the time; or

(z) Any act or omission in respect of which a determination could properly be made that the Employee met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the By-laws of the Company or the laws of the Commonwealth of Pennsylvania, or the directors and officers' liability insurance of the Company or any Subsidiary which is the Employee's employer at the time of such act or omission, in each case as in effect at the time of such act or omission.

(g) “Change in Control” means any of the following events:

(i) An acquisition by any Person of Beneficial Ownership of securities of the Company representing 24.99% or more of the combined voting power of the Company's securities then outstanding;

(ii) A merger, consolidation or other reorganization of the Company's principal banking subsidiary, National Penn Bank, except where the resulting entity is controlled, directly or indirectly, by the Company;

(iii) A merger, consolidation or other reorganization of the Company, except where shareholders of the Company immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of the Company's Board of Directors;

(iv) A sale, exchange, transfer or other disposition of substantially all of the assets of the Company or any other corporation which is included in a “controlled group of corporations” including the Company (as determined under Code Section 1563) to another entity, except to an entity controlled, directly or indirectly, by the Company;

(v) A sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, or a corporate division involving the Company; or

(vi) A contested proxy solicitation of the shareholders of the Company that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” means the Compensation Committee of the Board of Directors (or any successor committee designated by the Board of Directors to administer the Plan). The Committee shall be appointed by the Board, shall consist of three or more outside, independent members of the Board, and in the judgment of the Board, shall be qualified to administer the Plan:

(i) As “non-employee directors” under Rule 16b-3(b)(3) under the Exchange Act (or any successor rule);

(ii) As “outside directors” under Section 162(m) of the Code and the regulations thereunder (or any successor Section and regulations); and

(iii) Under all applicable rules and regulations of Nasdaq or any stock exchange on which the Stock may be traded.

The Board may, at any time and in its complete discretion, remove any member of the Committee and may fill any vacancy in the Committee.

(j) “Company” means National Penn Bancshares, Inc., a Pennsylvania corporation, or any successor thereto as provided in Article 17.

(k) “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award becomes taxable to such Participant.

(l) “Director” means a director of the Company or a Subsidiary.

(m) “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor Section).

(n) “Dividend or Dividend Equivalent Right” has the meaning specified in Section 10.1(a).

(o) “Effective Date” means December 1, 2004 if the Plan is approved by the Company's shareholders at the 2005 annual meeting of shareholders.

(p) “Employee” means an employee of the Company or any of its Subsidiaries, including an employee who is an officer or a Director.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(r) “Fair Market Value” on or as of any date shall be determined as follows, unless a different method of calculation is required by applicable law:

(i) Based on the closing sale price of a share of Stock on the given date, as reported on Nasdaq (or on such other stock exchange on which the Stock may be listed);

(ii) If no closing sale price is reported on the given date, then based on the closing sale price of a share of Stock on the next preceding date on which there was a sale, as reported on Nasdaq (or on such other stock exchange on which the Stock may be listed); or

(iii) If the Stock is not listed on Nasdaq or on a stock exchange, by the Committee in its sole discretion.

(s) “Incentive Stock Option” or “ISO” means an option to purchase shares of Stock, granted under Article 6, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code (or any successor Section).

(t) “Nasdaq” means the National Market tier of The Nasdaq Stock Market operated by the National Association of Securities Dealers, Inc.

(u) “Nonqualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article 6, which is not intended to be an Incentive Stock Option.

(v) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(w) “Other Incentive Award” has the meaning specified in Section 10.1.

(x) “Participant” means an Employee or a Director who has been granted an Award under the Plan.

(y) “Performance Goal” has the meaning specified in Section 9.8.

(z) “Performance Period” means a period of time, not less than two years, determined in advance by the Committee in which performance will be measured against Performance Goals. Performance Periods may vary or overlap in duration.

(aa) “Performance Share” means an Award representing the right to receive a payment equal to the value of a performance share, granted to a Participant pursuant to Article 9.

(bb) “Performance Unit” means an Award representing the right to receive a payment based on the value of a performance unit, granted to a Participant pursuant to Article 9.

(cc) “Permitted Transferee” means, with respect to a Participant, any of the following:

(i) Any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships;

(ii) A trust in which these persons and/or the Participant (collectively at the time of the transfer) have more than 50% of the beneficial interests (taking into account both current and remainder interests);

(iii) A foundation in which these persons and/or the Participant (collectively at the time of the transfer) control the management of assets; and

(iv) Any other entity in which these persons and/or the Participant (collectively at the time of the transfer) own more than 50% of the voting interests.

(dd) “Person” has the meaning given to that term in Sections 13(d) and 14(d) of the Exchange Act, including a “group” as defined in Section 13(d).

(ee) “Plan” means this National Penn Bancshares, Inc. Long-Term Incentive Compensation Plan, as it may from time to time be amended.

(ff) “Predecessor Plan” means the National Penn Bancshares, Inc. Officers' and Key Employees' Stock Compensation Plan, as from time to time amended.

(gg) “Previously-Acquired Shares” means shares of Stock acquired by the Participant or any beneficiary of a Participant, which shares have been held for a period of not less than six months or such longer or shorter period as the Committee may require or permit.

(hh) “Restricted Period” means a period of time during which the transfer of shares of Restricted Stock or receipt of shares attributable to a Restricted Stock Unit is restricted, during which period the Participant is subject to a substantial risk of forfeiture, pursuant to Article 8.

(ii) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article 8.

(jj) “Restricted Stock Unit” means an award representing a right to receive a payment equal to the value of a Share, granted to a Participant pursuant to Article 8.

(kk) “Retirement” means, except to the extent otherwise provided by the Committee in the an Award Agreement or any amendment or modification of an Award Agreement:

(i) In the case of an Employee, termination of employment for any reason (other than by the Company or a Subsidiary for Cause) on or after attaining age 55 and having been employed by the Company and/or a Subsidiary for ten or more years or otherwise after becoming a “pension benefit eligible retiree” as defined in the Company's defined benefit pension plan; and

(ii) In the case of a Director, termination of service as a Director; provided, however, that if a Company Director resigns prior to reaching the age for mandatory retirement under the bylaws of the Company or a Subsidiary Director resigns prior to reaching the age for mandatory retirement under the bylaws of such Subsidiary, such resignation shall not constitute “Retirement”.

(ll) “Rule 16b-3” means Rule 16b-3 under the Exchange Act (or any successor rule).

(mm) “Stock” means the common stock without par value of the Company.

(nn) “Stock Appreciation Right” or “SAR” means an Award, granted to a Participant pursuant to Article 7.

(oo) “Stock Award” has the meaning specified in Section 10.1(b).

(pp) “Subsidiary” means any corporation that is a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code (or any successor Section).

2.2 Gender and Number.

Except where otherwise indicated by the context, any masculine term used also shall include the feminine, the plural shall include the singular, and vice versa.

2.3 Severability.

If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION

3.1 Authority of the Committee.

The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the term of the Plan, such powers to include the authority to:

(a) Select the persons to be granted Awards under the Plan;

(b) Determine the terms, conditions, type and amount of Awards to be made to each person selected;

(c) Determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made;

(d) Establish objectives and conditions for earning Awards;

(e) Determine the terms of each Award Agreement and any amendment or modification of any Award Agreement (which shall not be inconsistent with the Plan);

(f) Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of a Performance Period;

(g) Determine if and when an Award may be deferred;

(h) Determine whether the amount or payment of an Award should be reduced or eliminated; and

(i) Determine the guidelines and/or procedures for the payment or exercise of Awards.

Notwithstanding the foregoing, no action of the Committee (other than pursuant to Section 4.2 or Section 9.4) may, without the consent of the person or persons entitled to exercise any outstanding Option or Stock Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons with respect to such Awards.

3.2 Decisions Binding.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, its shareholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

3.3 Delegation of Certain Responsibilities.

The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this Article 3; provided, however, that the Committee may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan except as set forth in this Section 3.3. The Committee may delegate to the Company's Chief Executive Officer or to other officers of the Company its authority under this Article 3, provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to Employees who, at the time of such action, are (a) Covered Employees or (b) officers of the Company or its Subsidiaries who are subject to the reporting requirements of Section 16(a) of the Exchange Act. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may be established by the Committee from time to time.

3.4 Procedures of the Committee.

Except as may otherwise be provided in the charter or similar governing document applicable to the Committee:

(a) All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present;

(b) A majority of the entire Committee shall constitute a quorum for the transaction of business; and

(c) Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.

Service on the Committee shall constitute service as a Director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company's Articles of Incorporation and Bylaws, as amended from time to time, and Pennsylvania law for their services as Directors of the Company.

3.5 Award Agreements.

Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and, if required, by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases.

3.6 Rule 16b-3 Requirements.

Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

4.1 Number of Shares.

(a) Subject to adjustment as provided in Section 4.2, the total number of shares of Stock subject to Awards under the Plan shall be four million (4,000,000) shares. Shares remaining available for awards under the Predecessor Plan as of the Effective Date shall not be awarded or increase the total number of shares authorized for delivery under the Plan. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) To the extent that shares of Stock subject to an outstanding Award are not issued by reason of:

(i) The forfeiture, termination, surrender, cancellation or expiration while unexercised of such award;

(ii) The tendering (by either actual delivery or by attestation if permitted by the Committee) or withholding of shares of Stock to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to an Award;

(iii) The settlement in cash in lieu of Stock or settlement in a manner such that some or all of the shares of Stock covered by the Award are not issued to a Participant; or

(iv) An exchange for a grant under the Plan that does not involve Stock;

Such shares of Stock shall immediately again be available for Awards under the Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum, as it may deem appropriate.

(c) Shares of Stock issued in connection with awards that are assumed, converted or substituted for pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of shares available for Awards under the Plan.

(d) Subject to adjustment as provided in Section 4.2, the following limitations shall apply to Awards under the Plan:

(i) All shares of Stock that may be issued under the Plan may be issued pursuant to SARS or Options, and all Options may be ISOs.

(ii) With respect to Awards other than SARs and Options, not more than 30 percent of the total number of shares of Stock that may be issued under the Plan may be issued pursuant to such other Awards.

(iii) The maximum number of shares of Stock that may be covered by Awards granted under the Plan to any single Participant shall be 250,000 shares during any one calendar year. For purposes of applying the limitations set forth in this paragraph (iii), if an Award, including without limitation Options, SARs, Restricted Stock, Restricted Stock Units and Performance Shares, is denominated in shares of Stock or the amount of the payment to be made thereunder shall be determined by reference to the value of shares of Stock, then such Award shall be counted in the year the Award is granted as covering the number of shares set forth in the Award. If an Award is granted in tandem with a SAR so that the exercise of the Award right or SAR with respect to a share of Stock cancels the tandem SAR or Award right, respectively, with respect to such share, the tandem Award right and SAR with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (iii).

4.2 Adjustments in Authorized Shares.

If any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Stock shall occur, such adjustment shall be made in the number of shares of Stock set forth in Section 4.1(a), in the number of shares of Stock set forth in Section 4.1(d)(iii), and in the number and class of and/or price of shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights, and provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive

Stock Option under this Section shall be made in such a manner so as not to constitute a modification within the meaning of Section 424(h)(3) of the Code.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

5.1 Eligibility.

Persons eligible to participate in the Plan include all Employees and Directors.

5.2 Actual Participation.

Subject to the provisions of the Plan, the Committee may from time to time select those Employees and Directors to whom Awards shall be granted and determine the nature and amount of each Award.

ARTICLE 6. OPTIONS

6.1 Grant of Options.

Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Options to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of shares of Stock subject to Options granted to any Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant including, without limitation, ISOs and NQSOs. Only Employees may receive an Award of ISOs.

6.2 Option Award Agreement.

Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock covered by the Option, the vesting schedule by which the Option becomes exercisable, and such other provisions as the Committee shall determine. Unless the Option Agreement shall specify that the Option is intended to be an Incentive Stock Option, the Option shall be a Nonqualified Stock Option.

6.3 Option Price.

The exercise price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of Fair Market Value on the date the Option is granted. Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan, once an Option is granted, the Committee shall have no authority to reduce the Option exercise price, nor may any Option be surrendered to the

Company as consideration for the grant of a new Option with a lower exercise price without the approval of the Company's shareholders, except under Section 4.2 of the Plan.

6.4 Duration of Options.

Each Option shall expire at such time as the Committee shall determine in the Award Agreement; provided, however, no ISO shall be exercisable later than ten years after the date of its grant, and no NQSO shall be exercisable later than ten years and one month after the date of its grant.

6.5 Exercise of Options.

Options shall vest and be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants; provided, however, that no Option shall vest in whole or in part before one year from the date of grant or later than five years from the date of grant.

6.6 Payment.

Options shall be exercised by the delivery of a written notice to the Company setting forth the number of shares of Stock with respect to which the Option is being exercised, accompanied by full payment of the Option exercise price for such shares. Full payment shall be made:

(a) In cash or its equivalent, including, without limitation, delivery of a properly completed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds from the sale of the shares subject to the Option exercise or to deliver loan proceeds from such broker to pay the Option exercise price and any withholding taxes due;

(b) By delivery (or deemed delivery through attestation if permitted by the Committee) of Previously-Acquired Shares having a Fair Market Value at the time of exercise equal to the total Option exercise price;

(c) By having the Company withhold from delivery shares of Stock having a Fair Market Value on the date the Option is exercised equal to the total Option exercise price, if permitted by the Committee;

(d) By such other methods as the Committee deems appropriate; or

(e) By a combination of (a), (b), (c) or (d).

As soon as practicable after receipt of written notification and payment, the Company shall deliver to the Participant certificates representing the shares of Stock purchased by the Option exercise, issued in the Participant's name (unless the Participant shall elect to have such shares registered as book-entry shares).

6.7 Restrictions on Stock Transferability.

The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable Federal or state securities laws, under the requirements of Nasdaq or any stock exchange upon which the Stock is then listed, or such restrictions as are referred to in Section 13.7.

6.8 Special Provisions Applicable to ISOs.

To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor Section or regulations), an Award of Incentive Stock Options shall be subject to the following:

(a) If the total Fair Market Value of the shares of Stock (determined at the time the Options are exercised) subject to ISOs held by a Participant that first become exercisable during any calendar year exceeds $100,000 (or such other amount as shall then be the maximum allowable under the Code for ISO treatment of such Options), then the portion of such ISOs equal to such excess shall be NQSOs.

(b) An Incentive Stock Option granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) shares of Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall have an exercise price which is at least 110% of Fair Market Value.

(c) No ISO granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) shares of Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall be exercisable later than five years after the date of its grant.

6.9 Termination of Employment or Service.

The disposition of Options held by a Participant at the time of termination of employment or termination of service as a Director shall be determined in accordance with Article 11.
6.10 Transferability of Options.

(a) Except as provided in this Section 6.10 or as the Committee may permit, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Will or by the laws of descent and distribution. All Options granted to a Participant shall be exercisable during the Participant's lifetime only by the Participant.

(b) Notwithstanding the foregoing, a Participant may transfer and assign the Participant's rights and interests in a NQSO to a Permitted Transferee, including the right to exercise such Option, provided that:

(i) The transfer does not result in the reacquisition of such Option by the Company or any Subsidiary, other than in a fiduciary capacity;

(ii) The transfer is for no value or other consideration except as is permitted by General Instruction 1(a)(5) of SEC Form S-8;

(iii) The transferred Option covers at least 1,000 shares of Stock;

(iv) The Participant concurrently pays to the Company such administrative fee with respect to the transfer as the Committee shall then require to be paid; and

(v) All other terms and conditions of such Option, including those conditions related to the Participant's employment, remain in effect.

(c) Any such transfer shall only be effective upon receipt by the Committee, or its delegate, of an acceptable written notice of transfer in such form as the Committee may require. The Committee may impose such additional restrictions and requirements on transferability as it may deem appropriate, necessary or advisable, including without limitation requiring satisfactory written undertakings from the Participant with regard to payment of required tax withholdings at the time of exercise of the transferred Option. The Committee may also establish such operational procedures regarding transferability, as it may deem appropriate, necessary, or advisable.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Stock Appreciation Rights to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of shares of Stock subject to SARs granted to any Participant.

7.2 Exercise of SARs.

SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, which may include, but are not limited to, a corresponding proportional reduction in Options or other Awards granted in tandem with such SARs.

7.3 Payment of SAR Amount.

Upon exercise of a SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(a) The difference between the Fair Market Value of a share of Stock on the date of exercise and the price fixed by the Committee at the date of grant (which price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant); by

(b) The number of shares of Stock with respect to which the SAR is exercised.

7.4 Form of Payment.

Payment to a Participant of the amount due upon exercise of a SAR will be made in shares of Stock having a Fair Market Value as of the date of exercise equal to the amount determined under Section 7.3, unless the Committee otherwise provides for payment in cash in the applicable Award Agreement or any amendment or modification of the Award Agreement.

7.5 Duration of SAR.

Each SAR shall expire at such time as the Committee shall determine in the Award Agreement; provided, however, that no SAR shall be exercisable later than the ten years after the date of its grant.

7.6 Termination of Employment or Service.

The disposition of SARs held by a Participant at the time of termination of employment or service as a Director shall be determined in accordance with Article 11.

7.7 Non-Transferability of SARs.

Except as may be permitted by the Committee in the Award Agreement or any amendment or modification of such Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Will or by the laws of descent and distribution. All SARs granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock and Restricted Stock Units.

Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine.

8.2 Restrictions on Transfer.

Except as otherwise provided in this Article 8, shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restricted Period or for such period of time as shall be established by the Committee and as shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions (which may include the attainment of Performance Goals) as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock or Restricted Stock Units granted to a Participant shall be exercisable during the Participant's lifetime only by the Participant.

8.3 Other Restrictions.

The Committee may impose such other restrictions on any shares of Restricted Stock or Restricted Stock Units as it may deem advisable. The Committee may place restrictive legends on certificates representing shares of Restricted Stock and/or record stop transfer orders with respect to such shares to give appropriate notice of such restrictions.

8.4 End of Restricted Period.

Except as otherwise provided in this Article 8, after the last day of a Restricted Period, shares of Restricted Stock covered by such Restricted Period shall become freely transferable by the Participant, and the Participant shall be entitled to receive one share of Stock with respect to each Restricted Stock Unit covered by such Restricted Period. Once the shares are released from the restrictions, the Participant shall be entitled to have any restrictive legend removed from the certificates and any stop transfer order regarding such shares cancelled. If delivery of the shares is to be made on a deferred basis pursuant to Section 13.6, the Committee shall provide for the crediting or payment of Dividend Equivalents during the deferral period.

8.5 Voting Rights.

During the Restricted Period, Participants holding shares of Restricted Stock may exercise full voting rights with respect to those shares, unless otherwise specified in the applicable Award Agreement.

8.6 Dividends and Other Distributions.

During the Restricted Period, Participants holding shares of Restricted Stock or Restricted Stock Units shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held, unless otherwise specified by the Committee in the applicable Award Agreement. If any such dividends or distributions are paid in shares of Stock, the shares or, if applicable, Restricted Stock Units equal to the number of such shares, shall be subject to the same restrictions on transfer as the shares of Restricted Stock or Restricted Stock Units with respect to which they were paid.

8.7 Termination of Employment or Service.

The disposition of shares of Restricted Stock and/or Restricted Stock Units held by a Participant at the time of termination of employment or termination of service as a Director shall be determined in accordance with Article 11.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1 Grant of Performance Units or Performance Shares.

Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Performance Units or Performance Shares to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant and the terms and conditions of such Awards, except that the maximum dollar amount of Performance Units that may be granted to any single Participant shall be $500,000 during any one calendar year.

9.2 Value of Performance Units and Performance Shares.

The Committee shall set Performance Goals over Performance Periods determined in advance by the Committee. Prior to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of shares of Stock for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Committee also shall set the

Performance Goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of shares of Stock for the Performance Shares awarded for such Performance Period. These goals will be based on the attainment, by the Company or its Subsidiaries, of one or more certain performance criteria and objectives described in Section 9.8. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance, which shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded.

9.3 Payment of Performance Units and Performance Shares.

After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive its value as determined by the Committee. The Committee shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 9.2 have been met. It will then determine the applicable percentage to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Covered Employee, no payout shall be made except upon written certification by the Committee that the applicable performance Goal or Goals have been satisfied to a particular extent.

9.4 Committee Discretion to Adjust Awards.

Subject to limitations applicable to payments to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Award of Performance Units or Performance Shares, at any time or from time to time, including, without limitation, the Performance Goals.

9.5 Form and Timing of Payment.

The payment described in Section 9.3 shall be made in cash, Stock, or a combination of cash and Stock as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis pursuant to Section 13.6, the Committee shall provide for the crediting or payment of Dividend Equivalents or interest during the deferral period.

9.6 Termination of Employment or Service.

The disposition of Performance Shares and Performance Units held by a Participant at the time of termination of such Participant's employment or termination of service as a Director shall be determined in accordance with Article 11.

9.7 Non-Transferability.

Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Will or by the laws of descent and distribution until termination of the applicable Performance Period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

9.8 Performance Goals.

(a) For purposes of the Plan, including, without limitation, Awards of Performance Shares and Performance Units and other performance-based Awards, “Performance Goals” means the criteria and objectives, determined by the Committee, which shall be satisfied or met during the applicable Restricted Period or Performance Period, as the case may be, as a condition to the Participant's receipt of shares of Stock, Restricted Stock Units, or cash with respect to such Award.

(b) The criteria or objectives for an Award shall be determined by the Committee in writing; shall be measured for achievement or satisfaction during the Restricted Period or Performance Period which the Committee established for such Participant to satisfy or achieve such criteria and objectives; may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure; and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee; provided, however, that such criteria and objectives relate to one or more of the following:

total shareholder return, earnings, earnings per share, net income, revenues, expenses, market share, customer satisfaction measures, customer profitability measures, charge-offs, loan loss reserves, non-performing assets, return on assets, return on equity, return on tangible equity, one or more operating ratios, assets, deposits, loans, asset quality levels, interest-sensitivity gap levels, Fair Market Value, value of assets, investments, regulatory compliance, satisfactory internal or external audits, achievement of balance sheet or income statement objectives, or achievement of mergers, acquisitions or similar business transactions.

(c) Performance criteria and objectives may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. Such performance criteria and objectives may be particular to a business or operating segment, line of business, Subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result.

(d) In interpreting Plan provisions applicable to performance criteria and objectives and to performance-based Awards to Participants who are Covered Employees, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and the regulations thereunder. The Committee in establishing performance criteria and objectives applicable to such performance-based Awards, and in interpreting the Plan, shall be guided by such standards, including, without limitation, providing that the performance-based Award shall be paid, vested or otherwise delivered solely as a function of attainment of objective performance criteria and objectives based on one or more of the specific criteria and objectives set forth in this Section 9.8 established by the Committee not later than 90 days after the Performance Period or Restricted Period applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed). Prior to the payment of any compensation based on achievement of performance criteria and objectives to any such Covered Employee, the Committee must certify in writing the extent to which the applicable performance criteria and objectives were, in fact, achieved and the amounts to be paid, vested or delivered as a result of such achievement, provided the Committee may reduce, but not increase, such amount.

ARTICLE 10. OTHER INCENTIVE AWARDS

10.1 Grant of Other Incentive Awards.

Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time, grant Other Incentive Awards to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. Other Incentive Awards include without limitation:

(a) Dividend or Dividend Equivalent Right. A right to receive dividends or their equivalent in value in shares of Stock, cash or in a combination of both, with respect to any new or previously existing Award.

(b) Stock Award. An unrestricted transfer of ownership of shares of Stock.

(c) Cash Award. An award denominated in cash, subject to the achievement of Performance Goals during a Performance Period, or that may be earned under a Company or Subsidiary bonus or incentive plan or program.

(d) Other Incentive Awards. Other Incentive Awards that are related to or serve a similar function to those Awards set forth in this Section 10.1.

10.2 Terms of Other Incentive Awards.

Other Incentive Awards may be made in tandem with, in replacement of, or as alternatives to, Awards under Articles 6, 7, 8 or 9 of the Plan or of any other incentive or employee benefit plan of the Company or any of its subsidiaries. An Other Incentive Award may provide for payment in cash or in shares of Stock or a combination thereof.

10.3 Limitations.

The number of shares of Stock covered by any Other Incentive Awards granted to a Participant during a calendar year shall be taken into account for purposes of the annual limitation set forth in Section 4.1(d)(iii). The dollar amount covered by any Cash Award or Other Incentive Award granted to a Participant during a calendar year shall be taken into account for purposes of the annual limitation set forth in Section 9.1.

10.4 Termination of Employment or Service.

The disposition of Other Incentive Awards held by a Participant at the time of termination of employment or termination of service as a Director shall be determined in accordance with Article 11.

ARTICLE 11. TERMINATION OF EMPLOYMENT OR SERVICES

11.1 Voluntary Termination, Termination for Cause, or Other Termination Not Due to Death, Disability or Retirement.

Subject to Section 11.3, if a Participant voluntarily terminates employment not qualifying as Retirement, or if the Company or a Subsidiary terminates a Participant's employment for Cause, or if a Participant's service as a Director terminates for any reason other than death, Disability or Retirement:

(a) Each SAR and Option may be exercised on or before the earlier of the expiration date of the SAR or Option or three months following the date of termination, except that any SAR and/or Option held by an Employee who is terminated for Cause shall immediately lapse and be cancelled;

(b) Any shares of Restricted Stock or Restricted Stock Unit, still subject to restrictions as of the date of such termination, shall automatically be forfeited and returned to the Company or cancelled, as applicable;

(c) All Performance Units and Performance Shares shall be forfeited and no payment shall be made with respect thereto; and

(d) No amounts shall be earned or payable under any Other Incentive Award, except as may be otherwise determined by the Committee.

11.2 Involuntary Termination Not for Cause or Termination Due to Death, Disability or Retirement.

Subject to Section 11.3, if the Company or a Subsidiary terminates a Participant's employment not for Cause, or if a Participant's employment or a Participant's service as a Director terminates due to death, Disability or Retirement:

(a) Each SAR and Option held by the Participant (whether or not exercisable prior to the date of termination) may be exercised on or before the earlier of the expiration date of the SAR or Option or five years following the date of termination;

(b) Any remaining Restricted Period applicable to shares of Restricted Stock or Restricted Stock Units under Section 8.2 shall automatically terminate, and the shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of shares with respect to Restricted Stock Units shall occur pursuant to Section 8.4;

(c) Each Performance Unit or Performance Share held by the Participant shall be deemed earned on a pro-rated basis and a pro-rated payment based on the Participant's number of full months of service during the Performance Period, further adjusted based on the achievement of the Performance Goals during the entire Performance Period, as computed by the Committee, shall be made at the time payments are made to Participants who did not terminate service during the Performance Period; and

(d) No amounts shall be earned or payable under any Other Incentive Award, except as may be otherwise determined by the Committee.

11.3 Effect of Termination of Employment or Service.

The disposition of each Award held by a Participant if there is a termination of the Participant's employment or a termination of the Participant's service as a Director shall be as determined by the Committee and set forth in the applicable Award Agreement or in any amendment or modification of an Award Agreement, which disposition may differ from the provisions of Sections 11.1 and 11.2. To the extent the applicable Award Agreement or an amendment or modification of an Award Agreement does not expressly provide for such disposition, the disposition of the Award shall be determined in accordance with Sections 11.1 and 11.2.

ARTICLE 12. BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a Will or living trust) to whom any benefit under the Plan is to be paid in case of the Participant's death before receipt of any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 13. RIGHTS OF PARTICIPANTS

13.1 Employment or Service.

Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant's employment or service as a Director at any time, nor confer upon any Participant any right to continue in the employ or to so serve as a Director of the Company or any of its Subsidiaries.

13.2 Participation.

No Employee or Director shall have a right to be selected as a Participant, or, having been so selected one or more times, to be selected again as a Participant.

13.3 No Implied Rights; Rights on Termination of Service.

Neither the establishment of the Plan nor any amendment to the Plan shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and conditions of the Plan. Except as expressly provided in the Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

13.4 No Right to Company Assets.

No Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limitation, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability under any Award. Any benefits which become payable under any Award shall be paid from the general assets of the Company or the applicable

Subsidiary. The Participant shall have only a contractual right to the amounts, if any, payable to the Participant, unsecured by any asset of the Company or any of its Subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable Subsidiary shall be sufficient to pay any benefit to any person.

13.5 Rights as Shareholder; Fractional Shares.

Except as otherwise provided under the Plan, a Participant or Beneficiary shall have no rights as a holder of shares of Stock with respect to any Award unless and until shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Fractional shares shall not be issued or transferred under an Award, but the Committee may authorize payment of cash in lieu of a fraction, or round the fraction down. To the extent the shares of Stock are uncertificated, references in the Plan to certificates shall be deemed to include references to any book-entry evidencing such shares.

13.6 Election to Defer.

The receipt of payment of cash or delivery of shares of Stock that would otherwise be due to a Participant pursuant to an Award may be deferred at the election of the Participant pursuant to any applicable deferral plan that may be established by the Company or a Subsidiary. Such deferrals shall be made in accordance with such rules and procedures as the Committee may establish under the Plan or under the applicable deferral plan.

13.7 Other Restrictions and Limitations.

The Committee may impose such restrictions and limitations on any Awards as it may deem advisable, including, without limitation, restrictions under applicable Federal or state securities laws, under the requirements of Nasdaq or any stock exchange on which the Stock is then listed, Stock ownership or holding period requirements, or requirements to enter into or to comply with confidentiality, non-competition and/or other restrictive or similar covenants, and may place restrictive legends on certificates representing shares of Stock issued in connection with an Award and/or issue stop transfer orders with respect to such shares to give appropriate notice of any such restrictions.

ARTICLE 14. CHANGE IN CONTROL

14.1 Stock-Based Awards.

Notwithstanding any other provisions of the Plan, and except as otherwise provided in an Award Agreement, if there is a Change in Control, all Stock-based Awards shall immediately vest 100% in each Participant, including Incentive Stock

Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

14.2 Performance-Based Awards.

Notwithstanding any other provisions of the Plan, and except as otherwise provided in an Award Agreement, if there is a Change in Control, all Awards granted under the Plan which are subject to Performance Goals shall be immediately paid out, including Performance Units and Performance Shares. The amount of the payout shall be based on the higher of (i) the extent, as determined by the Committee, to which Performance Goals, established for the Performance Period then in progress have been met up through and including the effective date of the Change in Control; or (ii) 100% of the value on the date of grant of the Performance Units or number of Performance Shares.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

15.1 Amendment, Modification and Termination of Plan.

The Board may terminate the Plan in whole or in part at any time. The Board may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without shareholder approval:

(i) Except as provided in Section 4.2, increase the number of shares of Stock which may be issued under the Plan;

(ii) Expand the types of Awards available to Participants under the Plan;

(iii) Materially expand the class of persons eligible to participate in the Plan;

(iv) Delete or limit the provisions in Section 6.3 prohibiting the repricing of Options or reduce the price at which shares of Stock may be offered under Options; or

(v) Extend the termination date for making Awards under the Plan.

In addition, the Plan shall not be amended without approval of such amendment by the Company's shareholders if such amendment is required under (1) the rules and regulations of Nasdaq or any stock exchange on which the Stock is then listed, or (2) other applicable law, rules or regulations.

15.2 Amendment or Modification of Awards.

The Committee may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including, without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid.

15.3 Effect on Outstanding Awards.

No amendment, modification or termination of the Plan pursuant to Section 15.1, or amendment or modification of an Award pursuant to Section 15.2, shall materially adversely alter or impair any outstanding Award without the consent of the Participant affected thereby.

ARTICLE 16. WITHHOLDING

16.1 Tax Withholding.

The Company and any of its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Subsidiaries, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.

16.2 Stock Delivery or Withholding.

With respect to tax withholdings required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising as a result of Awards, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold from delivery shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction (or such greater amount as the Committee may permit). All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Stock withholding elections made by Participants who are subject to the short-swing profit restrictions of Section 16 of the Exchange Act must comply with any additional restrictions of Section 16 and Rule 16b-3 that may apply to such elections.

ARTICLE 17. SUCCESSORS

All obligations of the Company under the Plan and under all Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or other acquisition of all or substantially all of the business and/or assets of the Company.

ARTICLE 18. GOVERNING LAW

18.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.2 Governing Law. The Plan, and all Award Agreements, shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

[THIS PAGE INTENTIONALLY LEFT BLANK]

www.nationalpennbancshares.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

NATIONAL PENN BANCSHARES, INC.

The undersigned hereby appoints Paul W. McEwen, Dale C. Henne, and Dr. Harold C. Wegman proxies, each with power to act without the others and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of National Penn Bancshares, Inc. ("National Penn") standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of National Penn to be held on April 25, 2005, and at any adjournments or postponements thereof.

(Continued on reverse side)

Address Change (Mark the corresponding box on the reverse side)

*FOLD AND DETACH HERE*

You can now access your National Penn Bancshares, Inc. account online.

Access your National Penn Bancshares, Inc. shareholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, Transfer Agent for National Penn Bancshares, Inc. now makes it easy and convenient to get current information on your shareholder account.

* View account status

* View certificate history

* View book-entry information

* View payment history for dividends

* Make address changes

* Obtain a duplicate 1099 tax form

* Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Please Mark Here
for Address Change
SEE REVERSE SIDE

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the Class III Director nominees listed below and FOR approval of the Long-Term Compensation Plan (Proposal 2).

1. Election of Class III Directors:

NOMINEES:	FOR	WITHHOLD
01 Robert L. Byers	all nominees	AUTHORITY
02 Frederick P. Krott	listed to the left	to vote for all
03 Patricia L. Langiotti	(except as marked	nominees listed
04 Kenneth A. Longacre	to the contrary)	to the left
	_____	_____

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. Approval of the Long-Term Incentive Compensation Plan.

FOR _____	AGAINST _____	ABSTAIN _____

3. In their discretion, the proxy holders are authorized to vote upon such other business as may come before the Annual Meeting and any adjournments or postponements thereof.

If you wish to supply National Penn with your e-mail address, write it in the following space

PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ATTACHED BELOW.

Signature _____________  Signature if held jointly _____________ Date ______________
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

*FOLD AND DETACH HERE*

Vote by Internet or Telephone or Mail

Internet and telephone voting is available 24 hours a day, 7 days a week, until 4 PM Eastern Time on April 25, 2005, the day of the annual meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail

http://www.proxyvoting.com/npbc		1-866-540-5760		Mark, sign and date
Use the Internet to vote		Use any touch-tone		your proxy card and
your proxy. Have your proxy		telephone to vote your		return it in the enclosed
card in hand when you access	OR	proxy. Have your proxy	OR	postage-paid envelope.
the web site.		card in hand when you call.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

VOTING INSTRUCTION CARD

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS NATIONAL PENN BANCSHARES, INC.

This Voting Instruction Card serves to instruct Investors Trust Company, as trustee (the “Trustee”) under the National Penn Bancshares Inc. Capital Accumulation Plan (the “Plan”), to vote, as designated herein, all the shares of stock of National Penn Bancshares, Inc. (“National Penn”) entitled to be voted by the undersigned participant under the terms of such Plan with respect to the Annual Meeting of Shareholders of National Penn to be held on April 25, 2005, and at any adjournments or postponements thereof.

The undersigned, in giving such instructions, will act as named fiduciary for (a) such shares that have been allocated to the account of the undersigned, (b) a proportionate share of such shares that have been allocated to the accounts of other participants in the Plan as to which the Trustee receives no instructions, and (c) a proportionate share of such shares held in the Plan that have not been allocated to any participants in the Plan.

(Continued on the other side)

Address Change (Mark the corresponding box on the reverse side)

*FOLD AND DETACH HERE*

Please Mark Here
for Address Change
SEE REVERSE SIDE

This voting instruction card when properly executed will be voted as instructed by the undersigned participant subject to applicable law. If no instructions are given, the shares allocated to the undersigned participant will be voted by the Trustee in accordance with the terms of the Plan and applicable law.

1. Election of Class III Directors:

NOMINEES:	FOR	WITHHOLD
01 Robert L. Byers	all nominees	AUTHORITY
02 Frederick P. Krott	listed to the left	to vote for all
03 Patricia L. Langiotti	(except as marked	nominees listed
04 Kenneth A. Longacre	to the contrary)	to the left
	_____	_____

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2.   Approval of the Long-Term Incentive Compensation Plan.

FOR _____	AGAINST _____	ABSTAIN _____

3.   In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting and any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ATTACHED BELOW.

Signature _______________________ Date ___________________________________
Please sign exactly as name appears hereon.

*FOLD AND DETACH HERE*

Vote by Internet or Telephone or Mail

Internet and telephone voting is available 24 hours a day, 7 days a week, until Midnight Eastern Time on April 20, 2005.

Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your instruction card.

Internet		Telephone		Mail

http://www.proxyvoting.com/npbc		1-866-540-5760		Mark, sign and date
Use the Internet to vote.		Use any touch-tone		your instruction card
Have your instruction card		telephone to vote.		and return it in the
in hand when you access the	OR	Have your instruction	OR	enclosed postage-paid
web site.		card in hand when you call.		envelope.

If you vote by Internet or by telephone, you do
NOT need to mail back your instruction card.